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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INNKEEPERS USA TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INNKEEPERS USA TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2006

Dear Shareholder:

It is our pleasure to invite you to the 2006 annual meeting of the shareholders (the “Annual Meeting”) of Innkeepers USA Trust (the “Company”). The Annual Meeting will be held at the Colony Hotel, 155 Hammon Avenue, Palm Beach, Florida 33480, on Wednesday, May 3, 2006 at 9:00 a.m. local time.

At the Annual Meeting, you will be asked to:

1.	Elect three Class III trustees to serve on the Board of Trustees until the annual meeting of shareholders in 2009 or until their successors have been duly elected and qualified (“Proposal I”);

2.	Approve the 2006 Trustees Share Incentive Plan (the “2006 Trustees’ Plan”), (“Proposal II”);

3.	Approve the proposal to delete Article XII of the Company’s Amended and Restated Declaration of Trust, which limits the Company’s level of permitted indebtedness to 50% of investment in hotel properties, at cost (“Proposal III”);

4.	Ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors for the Company for the fiscal year ending December 31, 2006 (“Proposal IV”); and

5.	Transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you were a shareholder of record as of the close of business on March 1, 2006 you are entitled to vote at the Annual Meeting.

There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting. Please read it carefully, and vote. Your vote is important to us!

BY ORDER OF THE BOARD OF TRUSTEES:

MARK A. MURPHY
General Counsel and Secretary

Palm Beach, Florida

March 31, 2006

YOUR VOTE IS IMPORTANT!

We want your shares represented at the Annual Meeting
regardless of the number of shares you hold. By following
the instructions on the enclosed proxy card, your shares
will be voted even if you are unable to attend the Annual
Meeting. If you attend the Annual Meeting and prefer to
vote in person or change your proxy vote, you may do so
at any time before the vote is finalized.

INNKEEPERS USA TRUST

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Trustees of Innkeepers USA Trust (the “Company”, “we” or “us”), for use at the 2006 annual meeting of shareholders (“Annual Meeting”). The Annual Meeting will be held at the Colony Hotel, 155 Hammon Avenue, Palm Beach, Florida 33480, on Wednesday, May 3, 2006 at 9:00 a.m. local time. This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are first being mailed on or about March 31, 2006 to shareholders of record at the close of business on March 1, 2006.

The Annual Report to shareholders for the fiscal year ended December 31, 2005, including consolidated financial statements, is being furnished along with this proxy statement to shareholders of record on March 1, 2006. The Annual Report includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Annual Report to shareholders is not a part of our proxy solicitation materials.

The Company maintains a website at www.innkeepersusa.com. Information on our website is not and should not be considered a part of this proxy statement. The mailing address of our principal executive office is 340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480.

The Company

We are a Maryland real estate investment trust which invests in hotel properties and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986. At December 31, 2005, the Company, through Innkeepers USA Limited Partnership (and its subsidiary partnerships, the “Partnership”), owned (a) 70 hotels with an aggregate of 8,825 rooms/suites in 20 states and the District of Columbia; (b) two hotels containing 393 rooms that are closed for renovation; and (c) one parcel on which we are developing a 157 room hotel. To qualify as a REIT, the Company cannot operate hotels. Therefore, the Company leases the hotels to its own taxable REIT subsidiaries (“TRSs”), which in turn engages independent operators. Innkeepers Hospitality Management, Inc. manages all but one of our hotels.

Voting Matters

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters discussed in this proxy statement. In addition, we will report on our performance during 2005 and respond to questions from shareholders.

Who is requesting your vote?

The Board of Trustees of the Company is requesting your vote on the matters presented in this proxy statement. The Company encourages all of its trustees to attend the Annual Meeting, but does not have a formal policy on attendance. In 2005, all trustees attended the Annual Meeting and we expect all of the trustees to attend the 2006 Annual Meeting.

Who is entitled to vote?

All shareholders of record of our common shares of beneficial interest (“Common Shares”) at the close of business on March 1, 2006 are entitled to vote.

On March 1, 2006, there were 43,022,146 Common Shares issued and outstanding. All common shareholders are entitled to one vote for each Common Share held by them for all matters submitted for a vote at the Annual Meeting. Cumulative voting for the election of trustees is not permitted.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through someone else, such as a stockbroker or a mutual fund, you may also get material from them asking how you want to vote. Please respond promptly to all of these requests, so that all of your shares may be voted.

Will a list of shareholders be made available?

A shareholders list will be available at the Annual Meeting and, for ten days prior to the Annual Meeting, at our executive office at 340 Royal Poinciana Way, Suite 306, Palm Beach, Florida 33480.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you return the enclosed proxy card, you are giving us your permission to vote your shares at the Annual Meeting as you designate on the proxy card. The people who will vote your shares at the Annual Meeting are Jeffrey H. Fisher and Mark A. Murphy.

We encourage you to complete and return a proxy, even if you currently plan to attend the Annual Meeting in person. If you vote by proxy, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by (1) delivering a written notice to our corporate Secretary at or before the Annual Meeting, (2) executing and delivering a later-dated proxy at or before the Annual Meeting or (3) attending the Annual Meeting and voting in person.

How can you vote?

Shares that you own through a nominee, such as a stock broker or mutual fund, must be voted in accordance with instructions that you will receive directly from the nominee.

You can vote shares that you own in your own name by:

•	Signing and returning the proxy card in the enclosed postage-paid envelope; or

•	Casting your vote in person at the Annual Meeting.

The individuals identified on the proxy card will vote your shares as you designate when you cast your vote by signing and mailing the proxy card. If you submit a duly executed proxy card but do not specify how you wish to vote your shares, the proxy holder will vote your shares in favor of each of Proposals I—IV and at their discretion for any other matters properly submitted to a vote at the Annual Meeting.

Can you vote over the Internet?

If your shares are held in the name of a broker, bank or other nominee (i.e., in “street name”), you will receive instructions on voting your shares from that nominee. A number of brokers and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. Telephone and Internet voting procedures are designed to authenticate your identity, allow you to vote and confirm that your vote was properly recorded. The giving of a proxy by telephone or via the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting. If you vote by Internet, you may incur costs, such as usage charges from your Internet access provider or telephone company (e.g., online fees). Please do not return the enclosed proxy card if you are voting by telephone or over the Internet. If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you must (1) contact the broker or bank in whose name your shares are held to obtain a broker’s proxy card before the Annual Meeting, and (2) bring the broker’s proxy card to the Annual Meeting in order to vote.

Can you get Innkeepers’ annual meeting materials delivered to you electronically next year?

As noted above, if your shares are held in the name of a broker, bank or nominee, you may be able to vote your shares for the Annual Meeting via the Internet. The instructions that you receive from your broker or bank will explain how to vote via the Internet. If you vote your shares via the Internet, you can consent to electronic delivery of our future proxy statements, proxy cards and annual reports by responding affirmatively to the request for your consent when the Internet voting instructions prompt you to do so.

If you hold shares in your own name, or if your bank or broker does not provide for Internet voting, and you wish to consent to electronic delivery of our future proxy materials, please contact our Investor Relations department in writing at 340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480, by telephone at (561) 835-1800, or through the internet at www.innkeepersusa.com.

If you consent to electronic delivery of our future annual meeting materials, and we elect to deliver future proxy materials or annual reports electronically, you will receive a notice (by electronic or regular mail) explaining how to access the materials. You may not receive paper copies of some or all of these materials through the mail. Your consent will be effective until you revoke it. By consenting to electronic delivery you are stating to us that you currently have access to the Internet and expect to have access in the future. If you vote by Internet, you may incur costs, such as usage charges from your Internet access provider or telephone company (e.g., online fees). Because you may find electronic delivery and voting fast and convenient, and because it could save us a significant portion of the costs associated with printing and mailing these materials, we encourage you to consent to electronic delivery.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the shares of each separate voting class entitled to vote are present in person or represented by proxy, including proxies on which abstentions (or withholding authority to vote) are indicated. Since there were 43,022,146 Common Shares outstanding at the close of business on March 1, 2006, the presence (in person or by proxy) of holders of 21,511,073 Common Shares will constitute a quorum.

What is a Broker non-vote?

If your shares are held in the name of a broker, bank or other nominee (i.e., in “street name”), the nominee is required to provide proxy materials to you and to seek and follow your instructions with respect to voting those shares. If the nominee does not receive specific instructions from you, it may vote the shares in its discretion on all but certain non-routine matters. In the case of a non-routine matter for which it has received no voting instructions, the nominee may not vote on the proposal. If the nominee returns the signed proxy card but has not voted on a non-routine matter because you failed to give the nominee specific voting instructions, or for any other reason, this results in what is known as a “broker non-vote”. “Broker non-votes” will be treated as not present, not entitled to vote and not counted as votes cast FOR a proposal, but will be counted as shares that are present and entitled to vote for the purpose of determining the existence of a quorum. If you do not give specific voting instructions to the nominee on a routine matter, and the nominee returns the signed proxy card but fails to vote, the named proxies will vote your shares in their discretion.

What vote is necessary to elect trustees?

The proxy card requests your vote for the trustees who have been nominated for election this year. The affirmative vote of a plurality of the votes cast at the meeting is required to elect a trustee. In voting for the election of trustees, you may vote in favor of any nominee or withhold authority to vote for any nominee. You may not vote for persons other than Messrs. Crocker, Fisher and Ruhfus in the election of trustees. Shares not voted would not affect the election of trustees except to the extent that failure to vote for a nominee results in a nominee on another slate receiving a larger proportion of votes. We do not have competing slates of trustee nominees this year.

What vote is necessary to approve the other proposals described in this proxy statement?

The affirmative vote of a majority of the votes cast is required for approval of the proposal to approve the 2006 Trustees’ Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% of all securities entitled to vote on these proposals cast votes, in which event broker non-votes will not have any effect on the result of the vote. Both abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum.

The affirmative vote of two-thirds of all of the Common Shares entitled to be cast on the matter is required for approval of the amendment to the Company’s Amended and Restated Declaration of Trust (“Declaration of Trust”) to delete Article XII of the Declaration of Trust, which limits the Company’s indebtedness to fifty percent (50%) of its investment in hotel properties, at cost (the “Debt Limitation”). Abstentions and broker non-votes will have the same effect as votes against the proposal, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of all the votes cast at the Annual Meeting is required to ratify PricewaterhouseCoopers LLP as the Company’s independent auditors. Abstentions and broker-non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What vote is required on other proposals?

Although we do not know of any other business to be considered at the annual meeting other than (i) the election of trustees, (ii) the approval of the 2006 Trustees’ Plan, (iii) amendment of the Declaration of Trust to remove the Debt Limitation and (iv) the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors, if any other business is properly presented at the annual meeting, your signed proxy card gives authority to Jeffrey H. Fisher and Mark A. Murphy, or either of them, to vote on such matters in their discretion. Unless otherwise required by our Declaration of Trust or Bylaws or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of our Common Shares present and voting on such proposal.

What are the Board’s recommendations?

The Board of Trustees recommends a vote FOR the election of the nominees for trustee, FOR the approval of the 2006 Trustees’ Plan, FOR the Declaration of Trust amendment deleting the Debt Limitation and FOR the ratification of the independent auditor. Unless you give other instructions on your proxy card, the people named as proxy holders on the proxy card will vote FOR the election of the nominated trustees, FOR approval of the 2006 Trustees’ Plan, FOR the Declaration of Trust amendment removing the Debt Limitation and FOR the ratification of the independent auditor. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Trustees or, if the Board makes no recommendation, in their own discretion.

How do we solicit proxies?

In addition to this mailing, we may solicit proxies personally, electronically or by telephone. We pay the cost of preparing, assembling and mailing the proxy card, this proxy statement, and other enclosed materials, and all clerical and other expenses of solicitation. We also reimburse brokers and other nominees for their expense in connection with sending these materials and processing your voting instructions. We do not currently expect to retain a solicitor of proxies for the Annual Meeting.

Who may attend the Annual Meeting in Person?

Shareholders as of March 1, 2006 and invited guests may attend the meeting.

CORPORATE GOVERNANCE

Independence of the Board or Trustees

The Company’s Declaration of Trust requires that a majority of the Company’s trustees must not be officers or employees of the Company, any lessee of the Company’s property, or any of their affiliates. In addition, the New York Stock Exchange (the “NYSE”), the primary trading market for the Company’s shares, requires that a majority of the trustees qualify as independent under the NYSE rules. The Board of Trustees has reviewed the Declaration of Trust requirements and the NYSE rules regarding independence. The Board has also reviewed, in light of these requirements, each trustee’s and nominee’s qualifications and relationships with the Company, its officers and other affiliates, through a review of questionnaires submitted by the trustees in connection with the 2006 Annual Meeting and previously in discussions among Board members.

The Board has adopted Governance Guidelines that require the Board to determine that independent trustees have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Moreover, under the Governance Guidelines a trustee will not be considered independent if, within the preceding three years (a) the trustee was employed by the Company; (b) an immediate family member of the Trustee was an executive officer of the Company; (c) the trustee or an immediate family member of the trustee received more than $100,000 per year in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on the trustee’s continued service); (d) the trustee was affiliated with or employed by the present or former internal or external auditor of the Company; (e) an immediate family member of the trustee was affiliated with or employed in a professional capacity by the present or former internal or external auditor of the Company; (f) the trustee or an immediate family member of the trustee was employed as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee; or (g) the trustee or an immediate family member of the trustee was an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues during any of the last three fiscal years. The Governance Guidelines provide further that a Trustee is not independent if he has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), including, but not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For the purposes of these independence guidelines, the term “immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the person’s home.

Based on this review, the Board has concluded, based on its business judgment, that Miles Berger, Randall L. Churchey, Thomas J. Crocker, C. Gerald Goldsmith and Joel F. Zemans, representing a majority of the Board members, are independent.

Code of Conduct and Governance Guidelines

The Board has adopted a Code of Conduct for the Company, which applies to all of our employees, including the Chief Executive Officer and Chief Financial Officer. The Board of Trustees believes, based on its business judgment, that the Company’s Code of Conduct is designed to deter wrongdoing and to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (2) accurate, timely, and understandable disclosure in the Company’s public reports and communications; (3) compliance with the law; (4) prompt internal reporting of violations of the code; and (5) disclosure on the Company’s website of any amendment to, or waiver from, a provision of the Code of Conduct applicable to our Chief Executive Officer or Chief Financial Officer. The above summary of the Code of Conduct is qualified by reference to the complete Code of Conduct, which is posted on the Company’s website, at www.innkeepersusa.com. You may obtain a copy without charge by contacting the Company’s Investor Relations Department (i) by letter at 340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480, (ii) by e-mail through the Company’s website, or (iii) by telephone at (561) 835-1800. Information on our website is not and should not be considered a part of this proxy statement.

The Board has also adopted Governance Guidelines that set forth our governance philosophy and the governance policies and practices we have implemented in support of that philosophy. A copy of the Governance Guidelines are available and may be obtained as described above for our Code of Conduct.

Shareholder Proposals and Trustee Nominations

The Board of Trustees will present shareholder proposals at the 2007 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding such proposals, and with requirements of the Company’s Bylaws. A copy of our Bylaws is available upon written request addressed to the Secretary of the Company. Shareholder proposals intended to be submitted for presentation at the Company’s 2007 annual meeting of shareholders must be made in writing and must be received by the Company at its executive office (a) no later than one hundred and twenty (120) days before the one-year anniversary of the date of this Proxy Statement, if the proposal is intended to be included in the Company’s proxy materials for the 2007 annual meeting, or (b) no more than ninety (90) days before the one-year anniversary of the Annual Meeting and no less than sixty (60) days before the one-year anniversary of the Annual Meeting, if the shareholder proposal is not intended to be included in the Company’s proxy materials for the 2007 Annual Meeting.

If you would like to submit the name of a candidate for the Board’s Nominating and Governance Committee (“Governance Committee”) to consider as a nominee for trustee, you must send your recommendation to the attention of: General Counsel and Secretary, Innkeepers USA Trust, 340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480. Recommendations must include the name and address of the candidate, a brief biographical description of the candidate, a statement of the candidate’s qualifications and the candidate’s signed consent to be named in the proxy and to serve if elected. Recommendations may be sent at any time. While the Governance Committee will carefully consider any shareholder-proposed nominees, the Governance Committee has full discretion in considering its nominations to the Board. The qualifications, qualities and skills sought by the Governance Committee at any particular time will be a function of the then-current (i) character of the Company’s business, (ii) operating and regulatory environment and (iii) make-up of the Board. However, in considering any shareholder-proposed nominee, the Governance Committee believes that it will seek to determine, among other things, whether the nominee is of good character and reputation, has substantial experience with hotel investment, development or operations, and has substantial experience with public company reporting and governance requirements. The Company has not in the past, and the Governance Committee has no current intention, to pay a fee to a consultant to assist in the process of identifying or evaluating Board candidates.

Meetings of the Board of Trustees and Standing Committees

Trustee Meetings. The business of the Company is conducted under the general management of its Board of Trustees as required by the Company’s Bylaws and the laws of Maryland, the Company’s state of organization. The Board operates pursuant to an established set of written Governance Guidelines that set forth our governance philosophy and the governance policies and practices we have implemented in support of that philosophy. The Board does not manage the daily operations of the business. The Board has delegated that responsibility to the Company’s management, with whom Board members consult periodically. The Board of Trustees holds regular quarterly meetings and special meetings as necessary. The Board of Trustees held nine meetings during 2005. All incumbent trustees attended more than 75% of the aggregate number of meetings of (a) the Board of Trustees, other than Mr. Crocker, who attended six of the nine Board meetings and (b) the meetings held by all committees of the Board on which he served, other than Mr. Crocker who attended two of the four Governance Committee meetings held in 2005.

During 2005, the Company’s non-management trustees met without management present after each regularly scheduled Board meeting. In addition, the independent trustees met once without management present in 2005. Miles Berger serves as lead independent trustee. As lead trustee, Mr. Berger consults with management in advance on Board meeting agendas and presides at non-management trustee executive sessions and at meetings of the independent trustees. Interested parties may communicate their concerns regarding the Company directly with the Board, the non-management trustees, or one or more trustees, including the lead independent trustee, by writing to: Trustee Communication, Innkeepers USA Trust, 340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480, Attn: General Counsel. The Company does not screen mail addressed to “Trustee Communication” and such mail will be forwarded appropriately to the Board or the individual trustees.

Audit Committee. The Board of Trustees has established an Audit Committee, which currently consists of Messrs. Churchey (Chair), Berger and Zemans. Each member of the Audit Committee is, in the business judgment of the Board, independent, financially literate as interpreted by the Board and meets the qualifications and requirements of the NYSE and the Securities and Exchange Commission (“SEC”). Mr. Churchey, the Audit Committee’s Chairman is, in the business judgment of the Board, an “audit committee financial expert” within the meaning of SEC rules and has financial expertise within the meaning of the NYSE listing standards. The Audit Committee is responsible for appointing the independent auditors; approves the scope of audits and other services to be performed by the independent and internal auditors; reviews and approves in advance all non-audit services and related fees and assesses whether the performance of non-audit services could impair the independence of the outside auditors; reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; meets with the independent auditors, management representatives and internal auditors; reviews interim financial statements each quarter before the Company files its Quarterly Report on Form 10-Q with the SEC; and reviews audited financial statements each year before the Company files its Annual Report on Form 10-K with the SEC. The Audit Committee met nine times in 2005. In addition, management communicated with the Audit Committee Chair informally as warranted, to review related party transactions and other matters.

Compensation Committee. The Board of Trustees has established a Compensation Committee, which currently consists of Messrs. Goldsmith (Chair), Berger and Zemans. Each member of the Compensation Committee is, in the business judgment of the Board, independent and meets the qualifications and requirements of the NYSE. The Compensation Committee determines compensation for the Company’s executive officers and administers the Company’s share incentive plans. The Compensation Committee met seven times in 2005.

Nominating and Governance Committee. The Board has established the Governance Committee, which currently consists of Messrs. Crocker (Chair) and Goldsmith. Each member of the Governance Committee is, in the business judgment of the Board, independent and meets the qualifications and requirements of the NYSE. The general purposes of the Governance Committee are to identify potential new Board members, make recommendations with respect to qualifications of trustee candidates and oversee the governance of the Company, including periodically reviewing and recommending changes to the Company’s Governance Guidelines and Code of Conduct. The Governance Committee met four times in 2005.

The Governance Committee will consider qualified nominees for trustee recommended by shareholders. Recommendations must be submitted in writing to the Company’s General Counsel and Secretary and must include the name and address of the candidate, a brief biographical description of the candidate, a statement of the candidate’s qualifications and the candidate’s signed consent to be named in the proxy and to serve if elected. See “Corporate Governance—Shareholder Proposals and Trustee Nominations” on page 6 of this proxy statement for additional information.

Committee Charters. The Board has adopted charters for the Audit Committee, the Compensation Committee and the Governance Committee. All of the Board committee charters are posted on the Company’s website at www.innkeepersusa.com.

PROPOSAL I—ELECTION OF TRUSTEES

Introduction

The Company’s Declaration of Trust divides the Board of Trustees into three classes as nearly equal in number as possible. At each annual meeting of shareholders, the term of one class expires. Currently, the Board has eight members, with three members serving as Class I trustees with terms expiring in 2007, two members serving as Class II trustees with terms expiring in 2008 and three members serving as Class III trustees with terms expiring in 2006.

Nominees for Class III Trustee

The term of the current Class III trustees, Thomas J. Crocker, Jeffrey H. Fisher and Rolf E. Ruhfus, expires at the Annual Meeting. Each Class III trustee was elected to his current term at the 2003 Annual Meeting. The Governance Committee recommended for nomination, and the Board has nominated, Messrs. Crocker, Fisher and Ruhfus, to serve as Class III trustees for three-year terms expiring at the Company’s annual meeting in 2009 or until their successors are elected and qualified.

Unless a shareholder specifies otherwise, or does not return the enclosed proxy, each shareholder’s Common Shares represented by the enclosed proxy will be voted FOR the election of the Class III nominees to serve as trustees until the 2009 annual meeting or until their successors are elected and qualify. The nominees have indicated their willingness to serve if elected. While not anticipated, if any nominee shall become unavailable or unwilling to serve as a trustee for any reason, the persons named as proxies on the proxy card may vote for any substitute nominee proposed by the Board of Trustees.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE

FOR THE NOMINEES FOR CLASS III TRUSTEES

The following table sets forth information as of March 1, 2006 with respect to the nominees and each other trustee whose term of office will continue after the Annual Meeting.

NOMINEES FOR CLASS III TRUSTEES

(TERMS EXPIRING 2009)

JEFFREY H. FISHER, age 50, is Chairman of the Board, Chief Executive Officer and President of the Company, positions he has held since the Company’s formation in 1994. Between 1986 and 1994, he served as President and Chief Executive Officer of JF Hotel Management, Inc. Mr. Fisher holds a B.S. degree in Business Administration from Syracuse University, a J.D. degree from Nova University, and an L.L.M in Taxation from the University of Miami. Mr. Fisher has served on the Company’s Board since September 1994.

THOMAS J. CROCKER, age 52, is Chief Executive Officer and principal investor of Crocker Partners, LLC, a privately held real estate investment company. Mr. Crocker was previously the Chief Executive Officer of CRT Properties, Inc. (formerly known as Koger Equity, Inc.), until its sale in September 2005. CRT Properties, Inc. was a publicly-held real estate investment trust, which owns or has interests in more than 137 office buildings, containing 11.7 million rentable square feet, primarily located in 25 suburban and urban office projects in 12 metropolitan areas in the Southeastern United States, Maryland, and Texas. Prior to joining Koger Equity, Inc. on March 1, 2000, Mr. Crocker was Chairman of the Board and Chief Executive Officer of Crocker Realty Trust, Inc., a privately-held REIT, which owns and operates approximately 6.2 million square feet in 133 office buildings located in six states in the Southeast, plus more than 125 acres of developable land. Previously, Mr. Crocker was Chairman of the Board and Chief Executive Officer of Crocker Realty Trust, Inc., which was an office-based publicly-held REIT in the southeast U.S., from that company’s inception until June 30, 1996, when it merged with Highwoods Properties. Prior to forming Crocker Realty Trust, Inc., Mr. Crocker headed Crocker & Co., a privately-held firm responsible for development, leasing and property management services to approximately 1.7 million square feet of commercial property and 272 residential units. Prior to 1984, Mr. Crocker was a real estate lending officer at Chemical Bank. Mr. Crocker has served on the Company’s Board since February 1997.

Committee:    Corporate Governance

ROLF E. RUHFUS, age 61, is Chairman and Chief Executive Officer of LodgeWorks Corporation, a hotel development and management company, which owns the Sierra Suites hotel brand. Mr. Ruhfus also serves as Chairman and Chief Executive Officer of Wichita Consulting Company, L.P., an investment and consulting services company. Previously, Mr. Ruhfus served as the Chairman and Chief Executive Officer of Summerfield Hotel Corporation, a hotel development and management company and former owner of the Summerfield Suites hotel brand, since its founding in 1988 until its sale to Wyndham International, Inc. in 1998. Mr. Ruhfus served as President of the Residence Inn Company from February 1983 through July 1987 (Residence Inn was acquired by Marriott International, Inc. in July 1987). Mr. Ruhfus joined the Residence Inn Company after spending four years as Director of Marketing for VARTA Battery, Europe’s largest battery manufacturer. Prior to this position, he was a management consultant for McKinsey and Company in its Dusseldorf, Germany office. Mr. Ruhfus was a German Air Force Lieutenant, and received a bachelor’s degree from Western Michigan University in 1968. His graduate degrees include a M.B.A. from the Wharton School in 1971 and a Ph.D. in marketing from the University of Muenster in 1974. Mr. Ruhfus is a member of the international chapter of The Young Presidents Organization and serves on the board of several European companies. Mr. Ruhfus has served on the Company’s Board since July 1997.

INCUMBENT CLASS II TRUSTEES

(TERMS EXPIRING 2008)

MILES BERGER, age 75, has been engaged in real estate, banking and financial services since 1950. In 1998, Mr. Berger became Chairman and Chief Executive Officer of Berger Management Services LLC, a real estate and financial consulting and advisory services company. From 1969 to 1998, he served as Vice Chairman of the Board of Heitman Financial Ltd., a real estate investment management firm. Mr. Berger served for more than thirty years, until 2001, as Chairman of the Board of MidTown Bank and Trust Company of Chicago, served as Vice Chairman of Columbia National Bank Corp. from 1965-1995 and is Chairman of the Board of Berger Financial Services, a full service real estate advisory and financial services company. Mr. Berger also serves on the Board of Directors of Medallion Bank and serves as Trustee for Universal Health Trust and is on the boards of numerous philanthropic organizations. Mr. Berger has served on the Company’s Board since September 1994.

Committees:    Audit, Compensation

C. GERALD GOLDSMITH, age 78, has been an independent investor and financial advisor since 1976. He is currently Chairman of the Board of First Bank of the Palm Beaches, a newly formed community bank in Palm Beach County, Florida, a director of Motient Corp. and Plymouth Rubber Co., and Chairman of Property Corp. International, a private real estate investment company. He has served as a director of several banks and NYSE-listed companies and various philanthropic organizations. He holds an A.B. from the University of Michigan and an M.B.A. from Harvard Business School. Mr. Goldsmith has served on the Company’s Board since September 1994.

Committees:    Compensation and Corporate Governance

INCUMBENT CLASS I TRUSTEES

(TERMS EXPIRING 2007)

RANDALL L. CHURCHEY, age 45, became the President and Chief Executive Officer of Golden Gate National Senior Care (the successor to Beverly Enterprises), effective March 15, 2006. Golden Gate National Senior Care is the second largest long-term care company in the United States. Mr. Churchey also serves as Chief Executive Officer of Encore Real Estate Company, LLC, a hotel construction and management company that currently owns and manages one hotel. This hotel is operated as a Value Place Hotel under a franchise agreement with a company controlled by Jack P. DeBoer, a trustee of the Company. Mr. Churchey served as President and Chief Operating Officer of RFS Hotel Investors, Inc., a NYSE-listed hotel real estate investment trust, from November 1999 until its acquisition in July 2003. Mr. Churchey served as a director of RFS from July 2000 through July 2003. From 1997 to 1999, he served as Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a NYSE-listed hotel real estate investment trust. For approximately 15 years prior to joining FelCor, Mr. Churchey held various positions with Coopers & Lybrand, L.L.P., most recently serving as the Chairman of the Hospitality and Real Estate Practice of that firm for the Southwestern United States. Mr. Churchey currently serves on the Board of Directors of Great Wolf Resorts, Inc., a Nasdaq National Market-listed family entertainment resort company, and Education Realty Trust, a NYSE-listed student housing real estate investment trust. Mr. Churchey holds a B.S. degree in accounting from the University of Alabama and is a Certified Public Accountant. Mr. Churchey was appointed to the Board in February 2004.

Committee:    Audit

JACK P. DEBOER, age 75, is Chairman of Consolidated Holdings, Inc., a private investment company focusing on real estate development and management. Mr. DeBoer is also the Chairman of the Board and majority owner of Value Place LLC, owner of the franchise rights to the Value Place brand of hotels, which provide affordable extended-stay lodging. Mr. DeBoer served as Chairman of the Board, President and Chief Executive Officer of Candlewood Hotel Company, Inc. from its inception in 1995 until it was acquired in December 2003. From October 1993 to September 1995, Mr. DeBoer was self-employed and was engaged in the development of the Candlewood extended-stay hotel concept. From 1988 to 1993, Mr. DeBoer co-founded and developed Summerfield Hotel Corporation, an upscale extended-stay hotel chain. Previously, Mr. DeBoer founded and developed the Residence Inn franchise prior to selling the franchise to Marriott International, Inc. in 1987. Mr. DeBoer has served on the Company’s Board since November 1996.

JOEL F. ZEMANS, age 64, has been active in the ownership and operation of real estate and banks since 1969. From 1971 through 1976, he served as Executive Vice President (and through 1984 as a Director) of Chicago Properties Corporation, a real estate development company specializing in the rehabilitation of multi-unit residential properties in Chicago. Between 1976 and 1991, Mr. Zemans served as President and Chief Executive Officer of de novo MidTown Bancorp, Inc. and its subsidiary, MidTown Bank and Trust Company of Chicago, and as Chairman and Chief Executive Officer of two wholly-owned subsidiaries, MidTown Development Corporation and Equitable Finance Corporation. He currently serves as the managing general partner of a private investment fund and as a consultant to businesses and individuals for real estate financing, investing and strategic planning. Mr. Zemans also serves on the Board of Directors of Bright Electric Supply, and he provides pro-bono consulting to a number of not-for-profit organizations. Mr. Zemans holds both a B.A. and an M.B.A. from the University of Chicago. Mr. Zemans has served on the Board since November 2001.

Committees:    Audit and Compensation

COMPENSATION OF TRUSTEES

Each non-employee trustee is paid a cash fee of $24,000 per year, plus $1,250 for each Board meeting attended and $500 for each committee meeting attended ($1,000 for the Chair of the committee meeting). If a trustee attends more than one meeting on a day, an attendance fee is paid for each meeting. Each trustee also receives reimbursement of out-of-pocket expenses incurred in connection with meetings of the Board or committees. Each non-employee trustee received restricted Common Shares upon joining the Board. The lead independent trustee, currently Mr. Berger, also receives an additional cash fee of $12,500 per year.

Under the Company’s current Trustee Share Incentive Plan (“Current Trustee Plan”), each non-employee trustee who was a member of the Board of Trustees at the time of the initial public offering in 1994 (i.e., Messrs. Berger and Goldsmith) has received 12,500 restricted Common Shares, all of which have vested. Non-employee trustees joining the Board after the initial public offering receive Common Shares with a fair market value of $75,000, 20% of which vest on the date of grant and 20% of which vest on each of the first four anniversaries of the date of grant, if the trustee is a member of the Board on the applicable vesting date. Messrs. Crocker, DeBoer, Churchey, Ruhfus, and Zemans each received restricted share grants under these provisions when they joined the Board. All of these grants have fully vested, except for those awarded to Mr. Churchey, who joined the Board in February 2004. Each trustee is entitled to receive dividends paid on, and to vote, all such shares, whether vested or unvested.

Under the Current Trustee Plan, each non-employee trustee who was a member of the Board of Trustees at the time of the initial public offering in 1994 (i.e., Messrs. Berger and Goldsmith) was also granted options to purchase 5,000 Common Shares. Options were granted to the other non-employee trustees on the date that they became trustees, as follows: Mr. DeBoer received an option for 3,000 Common Shares on his appointment to the Board in November 1996, Mr. Crocker received an option for 2,000 Common Shares on his appointment to the Board in February 1997, Mr. Ruhfus received an option for 2,000 Common Shares on his appointment to the Board in June 1997, and Mr. Zemans received an option for 2,000 Common Shares on his appointment to the Board in November 2001. All of the options described above have vested and are fully exercisable. Under the Current Trustee Plan, each non-employee trustee also receives an immediately exercisable option to acquire 2,000 Common Shares each year.

The price per Common Share paid on the exercise of an option is the fair market value of a Common Share on the date the option is granted. The exercise price may be paid in cash, a cash equivalent acceptable to the Compensation Committee, Common Shares, or a combination thereof. Vested options can be exercised whether or not the holder is a trustee on the date of exercise. No options for Common Shares may be granted and no Common Shares will be awarded under the Current Trustee Plan after the date of the annual shareholders meeting in 2007. The share authorization, the terms of outstanding options and the number of shares for which options will thereafter be awarded shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event. All options and share awards will become fully exercisable and vested on a change of control (as defined in the Trustee Share Incentive Plan), and in the event a trustee ceases to serve on the Board on account of death or disability.

During 2005, the Company did not make any contributions to charitable entities for which a trustee serves as an executive officer.

The Company is proposing that shareholders approve the 2006 Trustees’ Plan, which will replace the Current Trustees’ Plan. The material terms of the proposed 2006 Trustees’ Plan are described under “Proposal II—Approval of 2006 Trustees Share Incentive Plan” beginning on page 24.

Compensation Committee Interlocks and Insider Participation

Each Compensation Committee member is, in the business judgment of the Board, independent within the meaning of applicable NYSE rules, and no Compensation Committee interlocks exist or existed in 2005.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation paid or accrued by the Company from January 1, 2003 through December 31, 2005.

			Annual Compensation						Long Term Compensation
Name and Principal Position	Year		Salary		Bonus		Other Annual Compensation (1)		Restricted Share Awards (2)			LTIP Payouts	Securities Underlying Options/ SARs
Jeffrey H. Fisher Chairman, Chief Executive Officer and President	2005 2004 2003	(5)	$ $ $	378,851 350,000 329,030	$ $ $	488,000 375,000 150,000	$ $ $	46,100 17,850 11,572	$ $ $	1,017,250 296,800 735,000	(3) (3) (3)	(4 — —)	— — —

Bruce A. Riggins (6) Chief Financial Officer	2005 2004 2003			$94,774 — —		$75,000 — —		$7,500 — —		$376,250 — —	(3)	— — —	— — —

Mark A. Murphy General Counsel and Secretary	2005 2004 2003		$ $ $	237,313 220,000 206,700	$ $ $	200,000 100,000 50,000	$ $ $	14,600 5,621 3,997	$ $ $	337,750 42,400 210,100	(3) (3) (3)	(4 — —)	— — —

(1)	Includes dividends paid on unvested restricted Common Shares. Dividends are paid on unvested restricted Common Shares as and when dividends are paid on Common Shares generally, and holders of unvested restricted Common Shares receive the dividends.
(2)	At January 2, 2006, an aggregate of 125,000 unvested restricted Common Shares, with an aggregate value of $2,000,000 (based on the closing market price of the Common Shares of $16.00 on December 31, 2005), were held as follows: Mr. Fisher—75,000 shares; Mr. Riggins—25,000 shares; and Mr. Murphy—25,000 shares. In connection with Mr. Riggins’ resignation from the Company effective March 31, 2006, he will forfeit his 25,000 unvested restricted Common Shares.
(3)	In June 2005, Messrs. Fisher and Murphy received grants of 75,000 restricted Common Shares and 25,000 restricted Common Shares, respectively. Upon joining the Company in July 2005, Mr. Riggins received a grant of 25,000 restricted Common Shares. Of the restricted shares granted in 2005 to (a) Mr. Fisher, 18,750 shares will vest on June 1 of 2006-2009 and (b) Mr. Murphy, 6,250 shares will vest on June 1 of 2006-2009. In connection with Mr. Riggins’s resignation from the Company effective March 31, 2006, he will forfeit his 25,000 unvested restricted Common Shares.

In May 2004, Mr. Fisher received a grant of 35,000 restricted Common Shares and Mr. Murphy received a grant of 5,000 restricted Common Shares. All of the restricted Common Shares granted in May 2004 vested in January 2005.

In June 2003, Mr. Fisher received a grant of 105,000 restricted Common Shares and Mr. Murphy received a grant of 30,000 restricted Common Shares. Of the restricted Common Shares granted to Mr. Fisher in June 2003, 35,000 shares vested in each of January 2004, 2005 and 2006. Of the restricted shares granted to Mr. Murphy in June 2003, 10,000 shares that would have vested in January 2004 were deferred under the executive and trustee deferred compensation plan and 10,000 shares vested in each of January 2005 and January 2006. Mr. Murphy has deferred the vesting of a total of 32,000 shares under the deferred compensation plan. Messrs. Fisher and Riggins have made no deferral elections.

Each restricted share award value reflected in the table above is based on the closing price of the Company’s Common Shares on the New York Stock Exchange on the trading day immediately preceding the grant date.

(4)

In June 2005, performance awards were granted to (a) Mr. Fisher, which may result in the issuance to him of up to 150,000 restricted Common Shares and up to 225,000 Common Share equivalents (the equivalents may settle in cash) and (b) Mr. Murphy, which may result in the issuance to him of 87,500 restricted

Common Shares. Common Shares and equivalents will only be issued under these performance awards if the Company’s compounded annual total shareholder return (share price appreciation plus dividends) (“Total Return”) exceeds a targeted threshold over a measuring period. The maximum number of shares and equivalents will be issued under the performance awards if the Company’s compounded annual Total Return is 16% or more and no shares or equivalents will be issued under the performance awards if the compounded Total Return is less than 10%. The measuring period ends May 30, 2008 or earlier upon the termination without cause, death or disability of the executive, or a change of control of the Company. Any Common Shares or equivalents issued at the end of the measuring period will vest 50% at issuance and 25% on the first two anniversaries of issuance, or earlier upon the termination without cause, death or disability of the executive, or a change of control of the Company. No dividends or other amounts will be accrued or payable on the performance awards unless and until restricted shares are earned and issued under such awards as described above.

(5)	In part of 2003, Mr. Fisher also received a salary and bonus from Innkeepers Hospitality Management, Inc. and its affiliates, which leased and operated most of the Company’s hotels.
(6)	Mr. Riggins joined the Company in July 2005, and resigned from the Company effective March 31, 2006. The Company also reimbursed Mr. Riggins $20,087 in relocation expenses in 2005, which will be repaid in connection with his resignation.

Equity Compensation Plans

The Company’s share incentive plan for employees and officers (the “1994 Plan”) reserves 4,700,000 Common Shares for issuance (a) upon the exercise of incentive share options and non-qualified options or (b) as restricted shares and performance shares. The Company may currently grant up to 2,200,000 restricted shares and performance shares under the 1994 Plan. The 1994 Plan was approved by the Company’s shareholders. As of December 31, 2005, options to acquire 1,281,500 Common Shares had been awarded under the 1994 Plan, and 1,121,638 restricted Common Shares had been awarded under the 1994 Plan.

The Company’s Current Trustees’ Plan provides for the grant of incentive share options and restricted shares to trustees. The Current Trustees’ Plan was approved by the Company’s shareholders. As of December 31, 2005, options to acquire 114,000 Common Shares have been awarded under the Current Trustees’ Plan, and 75,053 restricted Common Shares have been awarded under the Current Trustees’ Plan.

The following table provides additional information about the Company’s equity compensation plans described above, as of December 31, 2005.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column) (1)
Equity Compensation Plans Approved by Shareholders	1,003,000	$11.99	2,296,862
Equity Compensation Plans Not Approved by Shareholders	—	—	—

(1)	Under the 1994 Plan, the Company may grant up to 2,200,000 restricted Common Shares and performance shares. At December 31, 2005, 1,078,362 shares remained available for issuance in the form of restricted or performance shares under the 1994 Plan.

The Company is proposing that shareholders approve the 2006 Trustees’ Plan, which will replace the Current Trustees’ Plan. The material terms of the proposed 2006 Trustees’ Plan are described under “Proposal II—Approval of 2006 Trustees Share Incentive Plan” beginning on page 24.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	Number of Shares, Units or Other Rights		Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name				Threshold		Target	Maximum
Jeffrey H. Fisher (1)	375,000	(2)	May 30, 2008	150,000	(2)	—	375,000	(2)
Mark A Murphy (1)	87,500		May 30, 2008	35,000	(2)	—	87,500

(1)	In June 2005, performance awards were granted to (a) Mr. Fisher, which may result in the issuance to him of up to 150,000 restricted Common Shares and up to 225,000 Common Share equivalents (the equivalents may settle in cash) and (b) Mr. Murphy, which may result in the issuance to him of 87,500 restricted Common Shares. Common Shares and equivalents will only be issued under these performance awards if the Company’s compounded annual total shareholder return (share price appreciation plus dividends) (“Total Return”) exceeds a targeted threshold over a measuring period. The maximum number of shares and equivalents will be issued under the performance awards if the Company’s compounded annual Total Return is 16% or more and no shares or equivalents will be issued under the performance awards if the compounded Total Return is not at least 10%. The measuring period ends May 30, 2008 or upon the termination without cause, death or disability of the executive, or a change of control of the Company. Any Common Shares or equivalents issued at the end of the measuring period will vest 50% at issuance and 25% on the first two anniversaries of issuance. No dividends or other amounts will be accrued or payable on the performance awards unless and until restricted shares are earned and issued under such awards as described above.
(2)	Common Shares or equivalents.

2005 Option Grants

No options or separate share appreciation rights were granted during the 2005 fiscal year to the named executives of the Company.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table sets forth information regarding the exercise of options during the Company’s 2005 fiscal year by its executive officers and regarding unexercised options at December 31, 2005.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005 Exercisable/ Unexercisable	Value of Unexercised In-the- Money Options at December 31, 2005 Exercisable/ Unexercisable (1)
Jeffrey H. Fisher	—	—	998,500/—	$4,011,875/—
Bruce A. Riggins	—	—	—/—	—
Mark A. Murphy	—	—	—/—	—

(1)	In-the-money options are those for which the 2005 year-end market price of the underlying Common Shares exceeded the exercise price of the option. The value of the in-the-money options is the difference between the market price (determined on the basis of the closing price as reported by the NYSE on the last trading day of 2005) of the Common Shares ($16 per share) and the exercise price of the option multiplied by the number of shares underlying the option.

Employment Arrangements

The Company has entered into an employment agreement with Mr. Fisher, which continues until May 31, 2008 and renews for one-year terms thereafter unless terminated by written notice delivered at least 30 days before the end of the then-current term. The employment agreement provides for an annual base salary to Mr. Fisher of $400,000, subject to increase in the discretion of the Board’s Compensation Committee.

Mr. Fisher is eligible to earn an annual cash bonus in an amount equal to up to 150% of his annual salary. These cash bonuses will be based upon the attainment of certain individual and corporate goals. The goals for Mr. Fisher will be determined each year by the Board’s Compensation Committee. The corporate goals will be based (i) 70% upon the attainment of an adjusted funds from operations (“AFFO”) target for the Company and (ii) 30% upon the attainment of a target Total Return. Mr. Fisher’s potential bonus award will be based 80% on attaining corporate goals and 20% on attaining individual goals. Mr. Fisher’s annual cash bonus will equal (i) 50% of his annual salary for achieving 95% of his goals, (ii) 75% of his annual salary for achieving 100% of his goals, (iii) 100% of his annual salary for achieving 105% of his goals and (iv) 150% of his annual salary for achieving 110% or more of his goals.

Mr. Fisher’s employment agreements entitle him to customary fringe benefits, including vacation, Company paid life and health insurance, as well as the right to participate in any other benefits or plans established for any management-level employees. The Company maintains a 401(k) plan with a $0.25 match for each dollar contributed by employees up to a maximum of 6% of pay. The Company also maintains health insurance and other benefits generally available to all employees. The Company also maintains a deferred compensation plan that is available only to trustees and executive officers, under which a participant may defer up to 25% of their annual compensation, although the Compensation Committee may, in its discretion, approve a higher percentage. The Company makes no matching contributions to the deferred compensation plan, but does pay for its administrative cost. Persons deferring the vesting of restricted Common Shares under the deferred compensation plan may elect, rather than to defer receipt of dividends paid on deferred shares, to receive from the Company a taxable payment equal to the dividends paid on such shares.

Mr. Fisher’s employment agreement permits the Company to terminate him for ‘cause’, without incurring any severance obligation. The agreement defines ‘cause’ as (a) a failure to perform a material duty, a material breach of an employment or severance agreement obligation, or a breach of a material written policy, in all cases other than by reason of mental or physical illness or injury, in each case which is not cured within 30 days after written notice, (b) conviction of, or plea of nolo contendre to, a felony or crime involving moral turpitude or (c) an act or failure to act which in either case constitutes fraud involving assets of the Company, dishonesty involving assets of the Company or that is significantly detrimental to the business reputation of the Company.

Mr. Fisher’s employment agreement provides for certain severance payments in the event of death or disability, upon termination by the Company other than for ‘cause’ or upon his resignation for ‘good reason’. The agreement defines ‘good reason’ as (i) the Company’s material breach of the terms of the employment or severance agreement or a direction from the Board that he act or refrain from acting which in either case would be unlawful or contrary to a material and written Company policy, in each case that is not cured within 30 days after written notice, (ii) a demotion, a material diminution in duties, functions and responsibilities without his consent or the Company preventing him from fulfilling or exercising his duties, functions and responsibilities without his consent, (iii) a reduction in his annual salary or bonus opportunity or (iv) a requirement to relocate more than 30 miles from the Company’s current principal office without his consent. In any such event, Mr. Fisher’s employment agreement provides for the payment to him of an amount equal to (1) 300% of his annual salary, plus (2) 300% of the greater of (x) his average annual bonus for the three most recently ended fiscal years and (y) his annual bonus for the most recently ended fiscal year, plus (3) a pro rated bonus for the then-current fiscal year based on his annual bonus for the most recently ended fiscal year, plus (4) plus any other unvested, accrued or deferred compensation.

Mr. Fisher’s employment agreement provides for severance payments under certain circumstances upon termination of employment in connection with a “change of control” of the Company. If either the Company or

Mr. Fisher terminates his employment for any reason within six months before or 18 months after a change of control, Mr. Fisher’s employment agreement provides that he would receive payments substantially equivalent to amounts payable to him upon death or disability, termination by the Company in breach of the agreement (i.e., other than for ‘cause’) or upon his resignation for ‘good reason’, as described above. The Company is also responsible for any excise taxes on “excess parachute payments” that may result from such payments. Mr. Fisher’s employment agreement defines a “change of control” as (a) a person (together with his affiliates) becoming, or entering into an agreement to become, the owner of 50% of more of the Company’s voting shares (other than as a result of a Company share buy-back or share consolidation), (b) the Company transfers 50% or more of its total assets, (c) the Company merges or consolidates, except where Company shareholders immediately before the transaction own 50% or more of the outstanding securities of the surviving entity, (d) the date members of the Board on the effective date of the agreement cease to constitute a majority of the Board or (e) a complete liquidation or dissolution of the Company.

Mr. Fisher owns Innkeepers Hospitality Management, Inc. (the “IH Manager”), the entity that manages substantially all of our hotels pursuant to management agreements with our taxable REIT subsidiaries. In order to permit the IH Manager to qualify as an ‘eligible independent contractor’ as required by applicable tax law, Mr. Fisher’s employment agreement permits him to be the principal owner and serve as a director of entities engaged in the hotel management business, and to devote business time to those companies, provided that (i) such activities do not interfere with the performance of his duties to the Company and (ii) he does not serve as an officer or employee of, or receive compensation for service as a director of, any such entity providing hotel management services to the Company or its affiliates.

The Company has entered into an employment agreement with Mr. Murphy, which continues until May 31, 2008 and renews for one-year terms thereafter unless terminated by written notice delivered at least 30 days before the end of the then-current term. The employment agreement provides for an annual base salary to Mr. Murphy of $250,000, subject to increase in the discretion of the Board’s Compensation Committee. Mr. Murphy’s employment agreement entitles him to fringe benefits substantially similar to those afforded to Mr. Fisher, as described above.

Mr. Murphy is eligible to earn an annual cash bonus in an amount equal to up to 80% of his annual salary. These cash bonuses will be based upon the attainment of certain individual and corporate goals. The corporate goals for Mr. Murphy will be determined by the Board’s Compensation Committee and his individual goals will be determined by Mr. Fisher after consultation with the Compensation Committee. The corporate goals will be based (i) 70% upon the attainment of an AFFO target for the Company and (ii) 30% upon the attainment of a Total Return target. Mr. Murphy’s potential bonus award will be based 50% on attaining corporate goals and 50% on attaining individual goals. Mr. Murphy’s cash bonus will equal (i) 35% of his annual salary for achieving 95% of his goals, (ii) 60% of his annual salary for achieving 100% of his goals, and (iii) 80% of his annual salary for achieving 105% or more of his goals.

Mr. Murphy’s employment agreement permits the Company to terminate him for ‘cause’, without incurring any severance obligation. The definition of ‘cause’ in Mr. Murphy’s employment agreement is the same as in Mr. Fisher’s employment agreement, as described above. Mr. Murphy’s employment agreement provides for certain severance payments in the event of death or disability, upon termination by the Company other than for ‘cause’ or upon his resignation for ‘good reason’. The definition of ‘good reason’ in Mr. Murphy’s employment agreement is the same as in Mr. Fisher’s employment agreement, as described above. In any such event, Mr. Murphy’s employment agreement provides for the payment to him of an amount equal to (1) 150% of his annual salary, plus (2) 150% of (x) his average annual bonus for the three most recently ended fiscal years and (y) his annual bonus for the most recently ended fiscal year, plus (3) a pro rated bonus for the then-current fiscal year based on his annual bonus for the most recently ended fiscal year, plus (4) plus any other unvested, accrued or deferred compensation.

Mr. Murphy’s employment agreement also provides for severance payments under certain circumstances upon termination of employment in connection with a “change of control” of the Company. If either the

Company or Mr. Murphy terminates his employment for any reason within six months before or 18 months after a change of control, Mr. Murphy’s employment agreement provides that he would receive (1) 250% of his annual salary, plus (2) 150% of the greater of (x) his average annual bonus for the three most recently ended fiscal years and (y) his annual bonus for the most recently ended fiscal year, plus (3) a pro rated bonus for the then-current fiscal year based on his annual bonus for the most recently ended fiscal year, plus (4) plus any other unvested, accrued or deferred compensation. The Company is also responsible for any excise taxes on “excess parachute payments” that may result from such change of control payments. The definition of “change of control” in Mr. Murphy’s employment agreement is the same as in Mr. Fisher’s employment agreement, as described above.

The Company entered into a severance agreement with Mr. Riggins. Mr. Riggins’ severance agreement permitted the Company to terminate him for ‘cause’, without incurring any severance obligation. Mr. Riggins’ severance agreement defined ‘cause’ as (i) violating the severance agreement or any company policy if such violation has a significant detrimental affect on the Company; (ii) entering a plea of nolo contendere or guilty with respect to a violation of, or is adjudicated by a court of competent jurisdiction to have violated, any law, order, rule or regulation that constitutes a felony, a crime (that constitutes at least a misdemeanor) of dishonesty, or other crime (that constitutes at least a misdemeanor) involving moral turpitude; (iii) committing an act or making an omission, other than any traffic-related offenses and simple misdemeanors, that is fraudulent or dishonest, and that is intended to or reasonably likely to discredit the Company, and that results in a substantial amount of negative publicity for, or that materially damages the reputation or good standing of, the Company or its affiliates; or (iv) failing to carry out specific, material and legal directives of the Board or of his supervisor, or fails to or refuses to adequately perform assigned duties, in each case that were consistent with his position and job responsibilities, but only if he failed to cure such failure within 30 days after notice; provided that he was entitled to only one 30 day cure period in any 12 month period.

Mr. Riggins’ severance agreement provided for certain severance payments in the event of death or disability, upon termination by the Company other than for ‘cause’ or upon his resignation for ‘good reason’. His severance agreement defined ‘good reason’ as (a) a change in his status, position or responsibilities that does not represent a promotion, (b) a reduction in his annual salary or a reduction in his annual cash bonus potential, (c) a required relocation more than 30 miles away from the Company’s principal executive offices, or (d) the failure of the Company to continue to provide benefits (including severance) most recently approved for him by the Board or its Compensation Committee. In any such event, Mr. Riggins would have been entitled to severance benefits equal to (a) 50% of his annual salary if the termination occurs on or before the first anniversary of his employment with the Company (which commenced in July 2005); (b) 100% of his annual salary if the termination occurs between his first and second anniversaries; or (c) 150% of his annual salary if the termination occurs after his second anniversary.

Mr. Riggins’ severance agreement also provided for severance payments under certain circumstances upon termination of employment in connection with a ‘change of control’ of the Company. The severance agreement provided that if, within 18 months after a change of control, the Company terminated Mr. Riggins for any reason other than for cause or Mr. Riggins’ terminated his employment for good reason, he would receive (1) 150% of his annual salary, plus (2) the greater of (x) his average annual bonus for the three most recently ended fiscal years and (y) his annual bonus for the most recently ended fiscal year, plus (3) plus any other unvested, accrued or deferred compensation. The Company would also have been responsible for any excise taxes on “excess parachute payments” resulting from such change of control payments. Mr. Riggins’ severance agreement defined ‘change of control’ as (a) the Company becoming a direct or indirect subsidiary of, or merging or consolidating with or into, an entity not controlled by the Company or its shareholders immediately after the transaction, (b) a transaction after which 51% or more of the voting power of shares of the Company are not held by Company shareholders immediately before the transaction, (c) a transfer of substantially all of the Company’s assets, in one transaction or a series of related transactions, to one or more persons not controlled by the Company or its shareholders at the time of the transaction, or (d) the individuals who, as of the date Mr. Riggins’ joined the Company, cease for any reason to constitute a majority of the members of the Board.

The Compensation Committee approved an annual salary for Mr. Riggins of $220,000 and an annual cash bonus calculated in the same manner as Mr. Murphy’s annual cash bonus, as described above. The Compensation Committee approved a cash bonus for Mr. Riggins for 2005 equal to the greater of (i) a pro rated amount of the bonus calculated in the manner described above for Mr. Murphy and (ii) $75,000.

Mr. Riggins resigned from the Company effective as of March 31, 2005. Mr. Riggins will not receive severance or related payments from the Company in connection with his resignation.

Executive Officers

Information on our executive officers is set forth below.

Jeffrey H. Fisher is the Company’s Chairman of the Board, Chief Executive Officer and President. For additional information about Mr. Fisher, please see page 8.

Bruce A. Riggins, age 33, served as the Company’s Chief Financial Officer from July 20, 2005 until his resignation effective March 31, 2006. Prior to joining the Company, Mr. Riggins was Senior Vice President and Treasurer at Interstate Hotels & Resorts since September 2004. Prior to that, he served as Vice President Strategic Planning & Analysis for Meristar Hospitality Corporation. Mr. Riggins began his career as an accountant with Deloitte & Touche LLP.

Mark A. Murphy, age 44, is the Company’s General Counsel and Secretary, a position he has held since April 1997. Prior to joining the Company, Mr. Murphy was an attorney at the law firm of Hunton & Williams, LLP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for (I) setting executive compensation, (II) setting targets for executive performance-based compensation and (III) awarding share, option and other grants under the 1994 Plan. The Compensation Committee also reviews the compensation proposed by management for certain other employees of the Company. Each Compensation Committee member is independent as determined by the Board of Trustees, in its business judgment, under the rules of the New York Stock Exchange.

The Committee strives for compensation policies which (a) attract and retain competent senior managers, (b) motivate managers to attain the Company’s goals, (c) enable managers to share both in the Company’s risks and rewards, (d) tie managers’ interests to the creation of shareholder value and the achievement key corporate goals and (e) are determined with reference to the compensation of similarly situated employees of generally comparable companies.

In 2005, the Compensation Committee retained an independent consultant to advise it on market-based compensation structures for the Company’s senior executives. The consultant performed a comprehensive review of current compensation practices adopted at a variety of companies and selected a peer group of companies. The Board reviewed the findings and also considered the compensation practices at additional companies that it deemed generally comparable, including certain real estate investment trusts investing in hotels and other asset classes. The Compensation Committee approved new employment agreements with Messrs. Fisher and Murphy, and entered into a severance agreement with Mr. Riggins when he joined the Company. Please see the description of those agreements under “Employment Arrangements” beginning on page 15.

There are three components of the Company’s executive compensation: (1) base salary, (2) annual bonuses and (3) long-term share incentive compensation. The Compensation Committee has determined that when making decisions with respect to compensation, it will take into account the total value of the compensation arrangements for each executive and all executives as a group.

Base Salary. In establishing the base salaries of the executives, the Compensation Committee considered, in addition to the recommendations of the independent consultant, (a) the responsibilities of each officer, (b) each officer’s experience, (c) the salaries of officers with similar responsibilities at real estate companies, other REITs in general and other hotel REITs, specifically, (d) the competitive market that exists for personnel with the experience and skill sets of the Company’s officers, and (e) the responsibilities of each officer in light of the size, scope and geographic dispersion of the Company’s asset base. In 2005, consistent with the recommendation of its independent consultant, the Company increased the annual base salaries of Messrs. Fisher and Murphy from $350,000 and $220,000, respectively, to $400,000 and $250,000, respectively, and set Mr. Riggins’ annual base salary at $220,000.

Annual Cash Bonuses. The executive annual cash bonus formula adopted by the Compensation Committee in 2005 is described in “Employment Arrangements” beginning on page 15 above. In 2005, the Compensation Committee set corporate goals for executive cash bonus purposes of (a) $1.06 per share of AFFO, which would represent a 17% increase in AFFO over 2004, and (b) 10% in Total Return. The Compensation Committee determined that AFFO and Total Return actually achieved for 2005 were $1.11 per share and 16%, respectively. Mr. Fisher earned $368,000 in annual cash bonus due to these results, or approximately 70% of the maximum bonus payable to him for achieving corporate goals. Mr. Murphy earned $100,000 in annual cash bonus due to these results, which was the maximum bonus payable to him for achieving corporate goals. The annualized cash bonus to Mr. Riggins due to these results would have been $88,000, which would have been the maximum annual cash bonus payable to him for achieving corporate goals.

In considering Mr. Fisher’s individual goals for 2005, the Compensation Committee determined to assess the skill and effort put forth by him individually, taking into account the results of the Company, including share price performance, the number and complexity of corporate transactions and similar projects, and industry and general economic conditions. With respect to the individual goals of Messrs. Murphy and Riggins, respectively,

Mr. Fisher recommended and the Compensation Committee approved assessing the same factors applicable to Mr. Fisher. After deliberation and discussion, the Compensation Committee determined that Mr. Fisher had achieved 150% or more of his 2005 individual goals and awarded him an additional $120,000 in annual cash bonus, which was the maximum bonus payable to him related to his individual goals. With respect to Mr. Murphy, Mr. Fisher recommended and after deliberation and discussion, the Compensation Committee concurred that Mr. Murphy had achieved 100% of his 2005 individual goals and awarded him an additional $100,000 in annual cash bonus, which was the maximum bonus payable to him related to his individual goals. With respect to Mr. Riggins, Mr. Fisher recommended and after deliberation and discussion the Compensation Committee concurred that Mr. Riggins had achieved 100% of his 2005 individual goals. The annualized cash bonus to Mr. Riggins due to achieving individual goals would have been $88,000, which would have been the maximum annual cash bonus payable to him for achieving individual goals.

As a result of the Compensation Committee’s determinations with respect to the corporate results achieved by the Company in 2005 and the individual results achieved by the respective executives in 2005, in each case as compared to the corporate and individual goals described above, Mr. Fisher earned a total of $488,000 in annual cash bonus and Mr. Murphy earned a total of $200,000 in annual cash bonus. On a full year basis, Mr. Riggins would have earned a total of $176,000 in annual cash bonus. His bonus was pro rated based on the amount of time he was employed by the Company in 2005, and subject to a $75,000 minimum. As a result, Mr. Riggins received a total annual cash bonus for 2005 of $75,000.

The Compensation Committee is in the process of setting 2006 corporate and individual goals for purposes of the executives’ annual cash bonus.

Long-Term Incentives. The Compensation Committee seeks to reward long-term performance. The Compensation Committee believes that it is essential for the Company’s compensation program to maintain the flexibility to reward contributions which may not be immediately reflected in quantitative performance measures, but which are important to the Company’s long-term success. In determining whether to award grants under the 1994 Plan, the Committee considers (a) whether and to what extent the grants would further its compensation goals and (b) the incentive plans of the Company’s REIT peers. The Compensation Committee has made non-cash compensation a significant part of the executives’ total compensation package. The Compensation Committee believes that the awards made to date encourage and reward performance by (1) tying the value, or increases in the value, of those awards to the creation of shareholder value and share price appreciation and (2) generally requiring the awards to be held for significant periods of time prior to full vesting. In approving awards, the Compensation Committee will consider, among other factors, (i) growth in earnings, (ii) the operating environment, (iii) the growth of the Company’s asset base, (iv) the scope of an officer’s responsibilities, (v) awards made to executive officers of other REITs, and specifically other REITs which invest in hotel properties, and (vi) an officer’s efficiency. For the last several years, the Compensation Committee has awarded executives restricted Common Shares exclusively, and has not awarded options to acquire Common Shares.

The Compensation Committee intends that significant percentages of most awards will vest in the recipient over time and be subject to forfeiture if the recipient leaves the Company prior to vesting and/or achieving performance goals. The Compensation Committee believes that such awards promote executive retention and closely align executives’ and shareholders’ interests, because their value over time is directly linked to our Common Share market price. While the Committee has focused on long-term incentives, it also recognizes that short-term share incentive compensation can be an important factor in retaining key employees and encouraging share ownership. In recognition of this principle, the Compensation Committee has considered the benefits of dividends that are paid on restricted share awards, which provide additional cash annually to the recipient while the recipient bears the risk of forfeiture until the underlying shares have fully vested.

In 2005, after considering the recommendations of its independent compensation consultant, the Compensation Committee granted Messrs. Fisher and Murphy 75,000 and 25,000 restricted shares, respectively, which will vest in equal installments on June 1 of 2006-2009. In connection with Mr. Riggins joining the

Company in July 2005, the Compensation Committee agreed to grant Mr. Riggins 25,000 restricted shares, which would have vested in equal installments on the anniversary of the date of grant in 2006-2009. Mr. Riggins resigned from the Company effective March 31, 2006 and therefore forfeited the restricted Common Shares in accordance with the terms of the grant.

The independent consultant retained by the Compensation Committee also advised implementing a longer term, strictly performance-based incentive for certain executives. The Compensation Committee adopted this proposal, and in 2005 performance awards were granted to (a) Mr. Fisher, which may result in the issuance to him of up to 150,000 common shares and up to 225,000 common share equivalents (the equivalents may settle in cash) and (b) Mr. Murphy, which may result in the issuance to him of 87,500 common shares. Common shares and equivalents will only be issued under these performance awards if the Company’s compounded Total Return exceeds a targeted threshold over a measuring period. The maximum number of shares and equivalents will be issued under the performance awards if the Company’s compounded annual Total Return is 16% or more and no shares or equivalents will be issued under the performance awards if the compounded Total Return is not at least 10%. The measuring period ends May 30, 2008 or upon the termination without cause, death or disability of the executive, or a change of control of the Company. Any common shares or equivalents issued at the end of the measuring period will vest 50% at issuance and 25% on the first two anniversaries of issuance, subject to earlier vesting upon the termination without cause, death or disability of the executive, or a change of control of the Company.

No awards to executives have been made under the 1994 Plan in 2006 to date.

Non-Cash Compensation to Other Managers. The Compensation Committee also recognizes that it can provide incentives for superior performance by non-executive employees through the prudent use of non-cash compensation. The Compensation Committee expects that substantially all of the compensation of the non-executive employees of the Company will be paid in the form of cash. However, the Compensation Committee has authorized the grant of restricted Common Shares and options under the 1994 Plan to certain non-executive employees based on the employees’ importance to the Company, position, seniority and such other factors as the Company’s Chief Executive Officer deems relevant. At December 31, 2005, 33,200 restricted Common Shares and options to acquire 24,100 Common Shares (including exercised options for 13,250 Common Shares) had been granted to non-executive employees of the Company.

Deferred Compensation Plan. The Company’s deferred compensation plan is a non-qualified plan that permits executives to defer salary, bonuses, unvested restricted shares, dividend equivalent payments and non-qualified option gains. Deferred compensation is paid out upon the earlier of age 65, termination of employment or upon a date or the occurrence of an event selected by the executive. Salary and bonus deferrals for a year are limited to 25% of an executive’s salary and bonus for the year, subject to a higher limit being set by the Compensation Committee in its discretion. There is no limit on the value of unvested restricted shares that can be deferred. The plan will provide several publicly available investment options that participants can select for their deferred cash benefits (including deferred dividends on deferred shares). Gains or losses on such investments will be credited to the executive’s plan account. Deferred share benefits will not be credited with any earnings. The deferred compensation plan is not funded by the Company (although it does pay the administrative costs of the plan), and the Company does not match any participant contributions. Participants have an unsecured contractual commitment by the Company to pay the amounts due under the plan.

Change of Control Payments. The independent consultant retained by the Compensation Committee in 2005 reviewed the change of control payment arrangements for the Company’s executives. The Compensation Committee considered the consultant’s recommendations, the need to maintain management continuity in the event of a potential change of control situation and the potential payouts. The change of control payment arrangements approved by the Compensation Committee in 2005 are described under “Employment Arrangements” beginning on page 15 above.

Total Compensation.

Set forth below is a summary of the dollar values of the total annual compensation provided to Messrs. Fisher and Murphy in 2005. Mr. Riggins is not included in the table below since he resigned from the Company effective March 31, 2006.

	Salary (1)	Annual Cash Bonus (2)	Restricted Share Grants (3)	Dividends on Unvested Restricted Shares (4)	Total (5)
Jeffrey H. Fisher Chairman of the Board, Chief Executive Officer and President	$378,851	$488,000	$1,017,250	$46,100	$1,884,701
Mark A. Murphy General Counsel and Secretary	$237,313	$200,000	$337,750	$14,600	$789,663

(1)	Mr. Fisher’s annual salary was increased as of June 1, 2005 from $350,000 to $400,000 and Mr. Murphy’s annual salary was increased as of June 1, 2005 from $220,000 to $250,000.
(2)	Amounts earned for 2005 under the plan described under “Employment Arrangements beginning on page 15 above.
(3)	These grants, which vest in equal annual installments over four years beginning June 1, 2006, are described in note 3 to the Summary Compensation Table on page 12 above.
(4)	Dividends are paid on unvested restricted Common Shares as and when dividends are paid on Common Shares generally, and holders of unvested restricted Common Shares receive the dividends.
(5)	Represents the sum of only those amounts provided in the table. Excludes perquisites with a value in the aggregate of less than $10,000 for each executive.

Deductibility of Compensation. With respect to annual compensation of any of the Company’s executive officers that may exceed $1 million in any year, the Compensation Committee will evaluate the limit on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. While the Committee will consider ways to preserve the deductibility of all executive compensation, it will not necessarily limit executive compensation to tax deductible amounts. The 1994 Plan allows for the grant of options and certain cash and share incentive awards that qualify as performance-based compensation, which is exempt from the limit.

The foregoing has been furnished by the members of the Compensation Committee for the year ended December 31, 2005.

COMPENSATION COMMITTEE

C. Gerald Goldsmith (Chair)
Miles Berger Joel F. Zemans

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC, except as specified by the Company in any such filing.

PERFORMANCE GRAPH

The following graph compares the change in the Company’s total shareholder return on Common Shares for the period January 1, 2001 through December 31, 2005, with the changes in the Standard & Poor’s 500 Stock Index (the S&P 500 Index) and the SNL Financial Hotel REIT Index (“Hotel REIT Index”) for the same period, assuming a base share price of $100 for the Common Shares, the S&P 500 Index and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of nineteen publicly traded REITs which focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance. We do not make or endorse any predictions as to future share price performance.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Innkeepers USA Trust	100.00	96.74	79.19	88.57	152.61	177.38
S&P 500	100.00	88.11	68.64	88.33	97.94	102.74
SNL Hotel REITS Index	100.00	93.50	92.24	120.37	159.67	175.32

Source: SNL Financial LC

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

The performance comparisons noted in the performance graph and accompanying table above shall not be deemed incorporated by reference into any of the Company’s filings with the SEC, except as specified by the Company in any such filing.

PROPOSAL II—APPROVAL OF 2006 TRUSTEES’ SHARE INCENTIVE PLAN

General. The Board of Trustees proposes that the shareholders of the Company approve the 2006 Trustees’ Share Incentive Plan. The Board believes that the 2006 Trustees’ Plan furthers the Board’s philosophy of closely aligning the interests of the Company’s shareholders and trustees by allowing participants to share in the Company’s future success. The Board also believes that the 2006 Trustees’ Plan will assist the Company in recruiting and retaining trustees. For these reasons, the Company recommends a vote FOR Proposal II.

The Company currently maintains the Current Trustees’ Plan, which was approved by shareholders in 1994 and 1997. The 1997 Plan provides for the grant of options and the award of shares to eligible trustees. The Company believes that the 1997 Plan has promoted the Company’s objectives of creating an identity of interest between shareholders and trustees and assisting in the recruitment and retention of qualified trustees. No additional awards will be made under the Current Trustees’ Plan if the 2006 Trustees’ Plan is approved by shareholders.

The following paragraphs summarize the more significant features of the 2006 Trustees’ Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the 2006 Trustees’ Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Investor Relations, Innkeepers USA Trust, 340 Royal Poinciana Way, Suite 306, Palm Beach, Florida 33480.

Administration. The 2006 Trustees’ Plan will be administered by a committee appointed by the Board. The Board has appointed the Compensation Committee to administer the 2006 Trustees’ Plan. The Committee generally has the authority, within limitations described in the 2006 Trustees’ Plan, to establish rules and policies concerning the 2006 Trustees’ Plan.

Eligibility. Participation in the 2006 Trustees’ Plan is limited to trustees who are not employees or officers of the Company or a subsidiary of the Company.

Share Awards. Under the 2006 Trustees’ Plan, Common Shares will be awarded to each eligible trustee on the date that he or she is first elected or appointed to the Board. The number of Common Shares awarded will be that number that has a fair market value that most closely equals, but does not exceed, $75,000. Twenty percent (20%) of these shares will be immediately vested. An additional twenty percent (20%) of these shares will vest on the first, second, third and fourth anniversaries of the award, subject to the trustee’s continued service on the Board. All of the shares will be vested if the trustee’s service on the Board ends on account of death or disability or in the event of a change in control (defined below). The eligible trustees who currently serve on the Board will not be eligible to receive the award described in this paragraph. The 2006 Trustees’ Plan also provides that each eligible trustee will be awarded Common Shares on each Award Date during the term of the Plan. The “Award Date” is the date of the first meeting of the Board after each annual meeting of shareholders. Each eligible trustee will be awarded 3,000 Common Shares on the first Award Date and each eligible trustee will be awarded 1,500 Common Shares on each subsequent Award Date during the term of the 2006 Trustees’ Plan. The awards described in this paragraph will be immediately vested. Participants have all the rights of a shareholder (including the right to vote and receive dividends) on the Common Shares awarded under the 2006 Trustees’ Plan. Common Shares awarded under the 2006 Trustees’ Plan may be transferred (subject to securities law restrictions) if they are vested.

Change of Control and Other Acceleration Events. As noted above, unvested Common Shares awarded under the 2006 Trustees’ Plan will become vested upon a “Change of Control” of the Company. Under the 2006 Trustees’ Plan, the term “Change of Control” means the occurrence of one of the following events: (i) any person or entity (other than certain entities related to the Company prior to the occurrence of the Change of Control), together with any associate or affiliate of the person or entity (as those terms are used in Rule 12b-2 under the Securities Exchange Act of 1934) acquires or enters into an agreement for acquisition of beneficial ownership of at least thirty percent (30%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board; (ii) the Company enters into any agreement with a person or entity that involves a transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another entity, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation or statutory share exchange; or (iv) the Continuing Trustees cease for any reason to constitute a majority of the Board. For this purpose, “Continuing Trustee” means any member of the Board, while a member of the Board and (i) who was a member of the Board on March 1, 1997 or (ii) whose nomination for or election or appointment to the Board was recommended or approved by a majority of the Continuing Trustees.

Share Authorization; Changes in Capitalization. The 2006 Trustees’ Plan provides that no more than 200,000 Common Shares may be issued under the Plan. Shares that are awarded under the 2006 Trustees’ Plan and later forfeited shall again be available for issuance under the 2006 Trustees’ Plan. The 2006 Trustees’ Plan’s share authorization, and the number of shares to be awarded on each Award Date, will be adjusted, as the Board deems appropriate, in the event of a share dividend, share split, combination, reclassification or other similar event.

Termination and Amendment. No Common Shares may be granted under the 2006 Trustees’ Plan after the Award Date in 2015. The Board may amend or terminate the 2006 Trustees’ Plan at any time, but an amendment will not become effective without shareholder approval if shareholder approval of the amendment is required under the rules of the New York Stock Exchange.

Awards. If the 2006 Trustees’ Plan is approved by shareholders, each eligible trustee will receive 3,000 Common Shares on the date of the first Board meeting after the 2006 annual meeting. Awards will be made thereafter during the term of the 2006 Trustees’ Plan as described above.

Federal Income Taxes. The Company has been advised by counsel regarding the federal income tax consequences of the 2006 Trustees’ Plan. A participant will recognize ordinary income on account of the award of Common Shares on the date that the shares are vested, equal to the fair market value of the vested shares on that date. With respect to Common Shares that are not immediately vested, a participant may elect to recognize ordinary income as of the date of the award date by filing an election under Section 83(b) of the Internal Revenue Code. The Company will be entitled to claim a federal income tax deduction on account of awards under the 2006 Trustees’ Plan. The amount of the deduction is equal to the ordinary income recognized by the participant and may be claimed for the year that includes the date on which the participant recognizes income.

Unless a shareholder specifies otherwise, each shareholder’s shares represented by the enclosed proxy will be voted FOR approval of the 2006 Trustees’ Plan.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE 2006 TRUSTEES’ SHARE INCENTIVE PLAN.

PROPOSAL III—AMENDMENT OF AMENDED DECLARATION OF TRUST

TO DELETE DEBT LIMITATION

The Board of Trustees has approved and recommends to the shareholders approval of a proposed amendment to the Company’s Declaration of Trust to delete Article XII (the “Debt Limitation”). Article XII of the Declaration of Trust currently provides as follows:

“The Trust may not incur Indebtedness (defined below) in an amount in excess of fifty percent (50%) of the Trust’s investment in hotel properties, at cost, after giving effect to the Trust’s use of proceeds from any indebtedness. For purposes of the foregoing restrictions, “Indebtedness” of the Trust shall mean all obligations of the Trust, its subsidiaries or any partnership in which the Trust serves as general partner, for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid, including obligations under capital leases.”

The Debt Limitation was adopted over 11 years ago at the time of the Company’s initial public offering in September 1994, and increased by amendment in 1996 by the Company’s shareholders. Since its inception, the Company has acquired or developed over 70 hotels. These acquisitions were financed principally with proceeds from securities offerings and borrowings under the Company’s line of credit or other debt facilities. The Company’s ability to raise equity capital is dependent, in large part, upon capital market conditions, including the general levels of interest rates. The Board of Trustees believes adoption of Proposal III will increase the Company’s ability to obtain capital on advantageous terms at any time in the hotel cycle to take advantage of acquisition and development opportunities. Company management believes that it has demonstrated consistently over time its prudent stewardship of the Company’s capital structure and focus on long-term shareholder value. At December 31, 2005, 2004, 2003 and 2002, the Company’s debt to investment in hotels at cost was 26%, 30%, 27% and 27%, respectively. Several hotel REITs formed in the early and mid-1990s had similar debt limitations in their initial formation documents which were subsequently removed. As competition for acquisitions has increased, the ability of buyers to close on acquisitions, without a financing contingency, has been an increasingly important advantage in acquiring hotel properties on favorable terms. We believe that it is important for the Company to have flexibility in financing the acquisition or development of hotel properties, and that as the Company continues to grow, it will have access to a range of financing alternatives, including public and private issuances of debt securities as well as continued equity financings.

If Proposal III is approved by the shareholders, there will be no limitation in our Declaration of Trust or Bylaws on our ability to incur indebtedness and the Board of Trustees, in its discretion and in the exercise of its fiduciary duty, will be able to determine levels of indebtedness without shareholder approval. The elimination of the Debt Limitation in the Declaration of Trust will increase the risk that the Company could become highly leveraged, resulting in an increase in debt service that could adversely affect the Company’s cash flow and ability to make distributions to its shareholders, and create an increased risk of default on its obligations and increased risk of foreclosure on its property securing debt.

THE BOARD OF TRUSTEES RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE COMPANY’S DECLARATION OF TRUST TO DELETE ARTICLE XII.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth share ownership information, as of February 1, 2006, regarding (a) each trustee, (b) each executive officer and (c) all trustees and executive officers as a group. Unless otherwise indicated, the shares are owned directly and the indicated person has sole voting and investment power.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)		PERCENT OF CLASS (1)
Jeffrey H. Fisher	2,671,202	(2)	6.0%
Bruce A. Riggins	25,000	(3)	*
Mark A. Murphy	207,375	(4)	*
Miles Berger	27,500	(5)	*
Randall L. Churchey	12,437	(6)	*
Thomas J. Crocker	23,660	(7)	*
Jack P. DeBoer	1,172,389	(8)	2.7%
C. Gerald Goldsmith	27,500	(9)	*
Rolf E. Ruhfus	529,037	(10)	1.2%
Joel F. Zemans	19,402	(11)	*

FMR Corp 82 Devonshire Street Boston, MA 02109	2,193,700	(12)	5.1%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	3,632,805	(13)	8.5%

Capital Growth Management Limited Partnership One International Place, 45th Floor Boston, MA 02110	3,309,200	(14)	7.7%

JP Morgan Chase & Co. 270 Park Ave., 39th Floor New York, NY 10017	3,276,695	(15)	7.6%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,661,350	(16)	6.2%

All trustees and executive officers as a group (10 persons)	4,715,502	(2)-(11)	10.1%

*	Represents less than 1% of the outstanding Common Shares.
(1)

For each named person, assumes that (a) all units of limited partnership interest in the Partnership (“Units”) held by the named person are redeemed for Common Shares, (b) the named person exercised all options to acquire Common Shares held by him which are currently exercisable or which become exercisable on or before February 29, 2005 (without regard to whether the options were or are in-the-money) and (c) shares deferred under the Executive Deferred Compensation Plan are beneficially owned for purposes of this table. The total number of Common Shares used in calculating the percent of class owned by each named person assumes that none of (x) the Units held by other persons are redeemed and (y) the options held by other persons are exercised. Outstanding Units may be tendered for redemption by the limited partners on a one-for-one basis for Common Shares, or at the election of the Company an equivalent amount of cash (“Redemption Rights”). Restricted shares typically are subject to a vesting schedule, and unvested restricted shares are generally subject to forfeiture if the owner ceases employment with, or to serve as a trustee of, the Company. Restricted shares, whether vested or unvested, are included in the totals for each named officer and trustee.

(2)	Includes (A) 75,000 unvested restricted Common Shares, (B) 413,595 Common Shares issuable upon exercise of Redemption Rights and (C) 998,500 Common Shares issuable upon the exercise of options. Mr. Fisher disclaims beneficial ownership of 37,182 Common Shares issuable upon exercise of Redemption Rights, which relate to interests held by persons who are not affiliates of Mr. Fisher in entities he controls. Also includes 375,000 Common Shares or equivalents that may be issued to Mr. Fisher under performance awards granted to him in 2005, which will be issued if the Company achieves certain performance thresholds over a specified measuring period. See Note 4 to the Summary Compensation Table on page 12 for more detail on these performance awards.
(3)	Mr. Riggins received a grant of 25,000 restricted shares when he joined the Company in July 2005, which were to have vested 25% in each of 2006-2009. Mr. Riggins resigned from the Company effective March 31, 2006, and he forfeited these shares in connection with his resignation.
(4)	Includes 25,000 unvested restricted Common Shares and 32,000 Common Shares deferred under the Company’s executive deferred compensation plan. Mr. Murphy is not entitled to vote shares held by the deferred compensation plan, but the Company pays an amount equal to the dividends that would otherwise be payable on such shares, which Mr. Murphy can elect to defer or receive when paid. Also includes 87,500 Common Shares that may be issued to Mr. Murphy under performance awards granted to him in 2005, if the Company achieves certain performance thresholds over a specified measuring period. See Note 4 to the Summary Compensation Table on page 12 for more detail on these performance awards.
(5)	Includes 15,000 Common Shares issuable upon the exercise of options.
(6)	Includes 3,375 unvested restricted Common Shares and 4,000 Common shares issuable upon the exercise of options.
(7)	Includes 18,000 Common Shares issuable upon the exercise of options.
(8)	Includes an aggregate of 1,148,007 Common Shares issuable upon the exercise of Redemption Rights. Mr. DeBoer disclaims beneficial ownership of 577,974 Common Shares issuable upon redemption of Units owned beneficially by his adult children. Also includes 18,000 Common Shares issuable upon the exercise of options.
(9)	Includes 15,000 Common Shares issuable upon the exercise of options.
(10)	Includes 507,865 Common Shares issuable upon the exercise of Redemption Rights. Mr. Ruhfus disclaims beneficial ownership of 12,750 Common Shares issuable upon the exercise of Redemption Rights. These Common Shares relate to interests held by persons who are not affiliates of Mr. Ruhfus in partnerships that he controls. Also includes 16,000 Common Shares issuable upon the exercise of options.
(11)	Includes 8,000 Common Shares issuable upon the exercise of options. Does not include 1,000 Series C Preferred Shares owned by Mr. Zemans.
(12)	Based on information contained in a Schedule 13G dated February 14, 2006 and filed with the SEC by FMR Corp. The Schedule 13G states that (A) various persons, including investment companies advised by a subsidiary of FMR Corp. and institutional accounts of which a subsidiary of FMR Corp. serves as investment manager, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common shares; and (B) no one person’s interest in the common shares is more than 5% of the total outstanding common shares.
(13)	Based on information contained in a Schedule 13G dated January 31, 2006 and filed with the SEC by Barclays Global Investors, NA (and its affiliates). The Schedule 13G states that the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.
(14)	Based on information contained a Schedule 13G/A dated February 9, 2006 and filed with the SEC by Capital Growth Management Limited Partnership. The Schedule 13G states that the filer disclaims beneficial ownership of all shares reported in the filing and that it believes that the client accounts the filer manages are not acting as a ‘group’ within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.
(15)

Based on information contained in a Schedule 13G/A dated February 8, 2006 and filed with the SEC by JP Morgan Chase & Co. The Schedule 13G states that (A) JP Morgan Chase & Co. is the beneficial owner of the Common Shares on behalf of other persons known to have one or more of the following: (i) the right to receive dividends; (ii) the power to direct the receipt of sale proceeds; or (iii) the right to direct the receipt of sale proceeds; and (B) no such person is known to have an interest in more than 5% of the Common Shares.

(16)	Based on information contained in a Schedule 13-G/A dated February 14, 2006, and filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G states that (a) the ultimate power to direct the receipt of dividends paid with respect to, and proceeds from the sale of, shares is vested in the individual and institutional clients for which Price Associates serves as investment advisor; (b) any discretionary authority delegated to Price Associates may be revoked at any time and (c) not more than 5% of the Company’s shares are owned by any one client subject to the investment advice of Price Associates.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company’s trustees and executive officers, and any persons beneficially owning more than ten percent (10%) of a registered class of the Company’s equity securities, are required to report their ownership of Common Shares and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to timely file such reports by those due dates during the 2005 fiscal year. Based on information available to the Company, the Company believes that all required filings for executive officers and trustees in 2005 were timely made.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three trustees who are independent as determined by the Board of Trustees, in its business judgment, under the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Trustees. The members of the Audit Committee are Randall L. Churchey (Chair), Miles Berger and Joel F. Zemans. The Audit Committee appointed, and the Board of Trustees ratified, the selection of the Company’s independent accountants, PricewaterhouseCoopers LLP.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, to monitor the Company’s compliance with legal requirements and to monitor the independence and performance of the Company’s auditors.

The Audit Committee has met with management and the independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP, both together and separately. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP and the Audit Committee’s review of the audited consolidated financial statements, the representations of management and the written disclosures and the letter of PricewaterhouseCoopers LLP to the Audit Committee, the Audit

Committee recommended that the Board of Trustees include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

The Audit Committee charter provides that:

•	the Committee is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent auditor, that the independent auditor reports directly to the Committee, and that the Committee retains and may terminate the services of the independent auditor;

•	the Committee must approve in advance all audit engagement fees and terms, and all audit and non-audit services to be provided by the independent auditor;

•	the Committee must establish procedures for the handling of complaints regarding accounting, internal controls, or auditing matters and for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;

•	the Committee must establish policies and procedures for the engagement of the outside auditor to perform non-audit services, including pre-approval of all non-audit services;

•	the Committee will review and discuss the adequacy and effectiveness of “disclosure controls and procedures” in addition to other internal controls already reviewed by the Committee; and

•	the Committee has the authority and funding to engage accountants, lawyers and other advisers and experts as it deems necessary.

The Committee’s responsibilities include obtaining and reviewing, at least annually, a report by the outside auditor describing the outside auditor’s internal quality-control procedures, any issues raised by the most recent internal quality-control review, or peer review, of the outside auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to independent audits carried out by the outside auditor, and any steps taken to deal with any such issues; and the Committee’s responsibilities include establishing clear hiring policies for employees or former employees of the Company’s outside auditor.

A copy of the Audit Committee charter is posted on the Company’s website at www.innkeepersusa.com. The above summary of the Audit Committee charter is qualified by reference to the complete charter, which should be read in its entirety.

The Audit Committee recommended, and the Board approved, a procedure for the confidential submission, receipt, retention and treatment of concerns and complaints regarding the Company’s accounting or auditing practices. The Company has contracted with an independent company to establish and maintain, and has widely disseminated the existence and availability of, a seven-day-a-week, twenty-four-hour-a-day toll-free telephone number and website for complaints and concerns regarding accounting or auditing practices. The General Counsel will promptly conduct an initial screening of any such complaint or concern to assess its legitimacy and significance and determine whether to (i) report the complaint or concern to the Chairman of the Audit Committee, (ii) investigate further, or (iii) close the file. Further investigation would involve consulting appropriate senior management not implicated in the complaint or concern and may involve consulting the Company’s outside counsel and independent auditors. Information on the complaint or concern will be maintained in a confidential file for at least seven years. The Company shall take all appropriate steps to prevent retaliation against any individual because that person submitted a complaint or concern. The General Counsel shall provide to the Audit Committee a quarterly report of all complaints and concerns received and their status. Where a complaint or concern (i) relates to accounting, internal accounting controls or auditing matters or (ii) alleges or otherwise suggests the existence of (a) material inaccuracies in financial reporting, (b) fraud or other intentional misconduct with respect to accounting, auditing or internal control over financial reporting or

(c) material non-compliance with applicable law, the General Counsel shall promptly report the complaint or concern directly to the Chairman of the Audit Committee. Other complaints and concerns will generally be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee will from time to time report to the Board the status of pending investigations and a summary of complaints and concerns during the reporting period.

The foregoing has been furnished by the members of the Audit Committee for the year ended December 31, 2005.

AUDIT COMMITTEE

Randall L. Churchey (Chair)
Miles Berger Joel F. Zemans

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC, except as specified by the Company in any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Jeffrey H. Fisher. Jeffrey H. Fisher is our Chairman of the Board, Chief Executive Officer and President. Affiliates of Mr. Fisher contributed hotels to us on a favorable tax basis in connection with our initial public offering in 1994. The sale, refinancing or prepayment of indebtedness secured by those hotels may trigger adverse tax consequences to Mr. Fisher. Conflicts of interest, therefore, exist between us and Mr. Fisher regarding any transaction involving those hotels that could trigger adverse tax consequences to Mr. Fisher or his affiliates.

The IH Manager. All but one of our hotels is managed by Innkeepers Hospitality Management, Inc. (the “IH Manager”), which is owned by Mr. Fisher. In 2005, we paid the IH Manager management and accounting fees of approximately $8 million.

Each of our management agreements with the IH Manager has an initial term of 10 years and may be renewed for two, five-year periods at the option of the IH Manager. The management agreements provide for a base management fee of 3% of gross revenues, an accounting fee of $750 per month per hotel and an incentive management fee equal to 50% of hotel available cash flow. Hotel available cash flow is, generally, gross hotel revenues less (a) hotel operating expenses, including franchise fees, (b) the base management and accounting services fees and (c) base and percentage rent paid by our ‘taxable REIT subsidiary’ lessees (“TRS”) to us. Under these management agreements, the IH Manager is not responsible for any losses incurred by the TRSs (from hotel operations or otherwise). The management agreements provide generally for a termination fee to be paid to the IH Manager upon certain terminations of a management agreement, including in connection with the sale of the related hotel. The termination fee is the fair market value of the management contract for the remainder of the then-current term. The cumulative amount of unpaid termination fees payable to the IH Manager at any time will be netted against the fair market value of additional management contracts awarded to the IH Manager by the Company, and the Company will pay to the IH Manager any net amount due to the IH Manager that has been outstanding for more than 365 days. To date, no termination fees have been paid to the IH Manager.

Because Mr. Fisher is our Chief Executive Officer, President and Chairman of the Board of Trustees, and controls the IH Manager, conflicts of interest do or may exist between Mr. Fisher and us regarding (a) enforcement of the terms of the management agreements, (b) whether and on what terms management agreements will be renewed upon the expiration of their current terms, (c) whether and on what terms additional management contracts will be awarded to the IH Manager, (d) whether hotel properties will be sold and (e) the setting of rent formulas in the Percentage Leases (or re-setting rents in the case of expiring leases) between the Company and the TRS, which impacts the IH Manager’s incentive management fees.

In 2005, the Company reimbursed the IH Manager $15,000 for shared personnel and services (which included human resources and telephone costs). We also reimbursed the IH Manager or its affiliates $285,700 for our proportionate share of corporate office rent under a lease with an unaffiliated third party.

We have from time to time engaged an affiliate of Hatchett Hospitality (“Hatchett”) to perform certain renovation projects. During 2005, we entered into renovation contracts with the Hatchett affiliate costing approximately $60,000. The Hatchett affiliate is approximately 45% owned by Equity Inns, Inc. (“Equity”). The IH Manager currently manages four hotels owned by Equity. These contracts assisted the IH Manager in qualifying to manage the Company’s hotels under tax law applicable to a REIT.

The Company and the IH Manager replaced the majority of their corporate information technology (“IT”) infrastructure in 2003. The total cost of the new IT infrastructure was approximately $1.0 million, which was initially funded by the Company. The Company and the IH Manager agreed to a cost sharing agreement, commencing in 2004, under which the Company bears or reimburses the IH Manager 50% of the total costs of operating and maintaining the IT function (including depreciation taken by the Company on the IT infrastructure). The Company paid or reimbursed the IH Manager a total of $315,000 for the IT function in 2005.

The IH Manager obtained an employee practices liability insurance policy which covers Company employees. We reimbursed the IH Manager for one-third of the premium for this policy, which was $91,000 in 2005.

The IH Manager maintains a health benefit plan in which our employees participate. Our reimbursement is based on the number of our employees participating in the plan and the coverage and benefit levels selected by those employees. We reimbursed the IH Manager $105,000 for 2005 for our share of the costs of our employees’ participation in this plan.

In 2003, we entered into an agreement with certain predecessors of the IH Manager (the “IH Lessee”, which was owned by Mr. Fisher) and Marriott International, Inc. and certain of its affiliates (“Marriott”) for a transaction under which the IH Lessee (a) converted the agreements under which 17 of our hotels were managed by Marriott into long-term franchise agreements with Marriott and (b) became the manager of the hotels. Under the terms of the converted agreements, Marriott receives (1) a franchise royalty of 6.5% of room revenues for the first 10 years of each franchise agreement and 5% thereafter (as compared to 5% of gross revenues under the previous agreements with Marriott) and (2) $850,000 plus 50% of aggregate available cash flow (as defined in the agreement with Marriott) in excess of a specified threshold each year for 10 years, beginning in 2004 (the “Conversion Fee”). The TRS (and therefore, indirectly, we) subsequently assumed the franchisee obligations under the franchise agreements described above, including the obligations to pay Marriott the higher royalty rate and the Conversion Fee.

Conflicts may arise with respect to whether certain expenditures are classified as capital expenditures, which are capitalized by the Company and do not immediately affect earnings, or repairs and maintenance, which are expensed as incurred and therefore reduce the amount available to be earned by the IH Manager as incentive management fees.

From time to time, the Company has engaged, and in the future may engage, a brokerage firm with which Mr. Fisher’s adult child is employed, in connection with certain acquisitions and dispositions.

Under our management agreements, the IH Manager is generally responsible for complying with our various franchise agreements, subject to our making sufficient funding available. As Mr. Fisher owns the IH Manager, conflicts of interest exist between us and Mr. Fisher regarding the IH Manager’s compliance with franchise agreements or other actions or failures to act by the IH Manager which could result in liability to us or our TRS.

Jack P. DeBoer. In November 1996, we acquired seven Residence Inn by Marriott hotels (the “DeBoer Hotels”) from affiliates of Jack P. DeBoer (the “DeBoer Group”), including Rolf E. Ruhfus. Messrs. DeBoer and Ruhfus are members of our Board of Trustees. The DeBoer Group received Class B preferred units of limited partnership interest in the Operating Partnership (“Class B Preferred Units”) in partial consideration for the acquisitions. Following the acquisition of the DeBoer Hotels, Mr. DeBoer joined our Board of Trustees. Mr. DeBoer joined the board under an arrangement requiring us to nominate Mr. DeBoer for election to the Board and to support his nomination, except if Mr. DeBoer (a) acts or fails to act in a manner that the Board deems detrimental to us and as a result of which the Board determines unanimously that it cannot nominate Mr. DeBoer, (b) ceases to own at least 25% of the Class B Preferred Units that he owned upon the closing of the acquisition of the DeBoer Hotels acquisition or (c) is legally disqualified from serving as a trustee.

Due to the potential adverse tax consequences to members of the DeBoer Group that may result from a sale of the DeBoer Hotels, we agreed that until November 1, 2006, (i) a taxable sale of a DeBoer Hotel will require the consent of the applicable members of the DeBoer Group and (ii) we will maintain at all times outstanding indebtedness of at least approximately $40 million (the “Required Indebtedness”). The Required Indebtedness is subject to reduction upon the occurrence of certain events, including the death of, or certain redemptions or taxable transfers of the Class B Preferred Units held by, members of the DeBoer Group. If we sell a DeBoer Hotel without the required consent or fail to maintain the Required Indebtedness, we agreed to indemnify the applicable members of the DeBoer Group for certain resulting income tax liabilities, which could be substantial. Notwithstanding these indemnification rights, and particularly after the indemnification period ends, conflicts of interest may exist between us and Mr. DeBoer regarding transactions involving the DeBoer Hotels that could trigger adverse tax consequences to some or all of the DeBoer Group.

Mr. DeBoer and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Hotels developed by Mr. DeBoer and his affiliates may compete with our hotels for guests, and hotel companies with which Mr. DeBoer is affiliated may compete with us for acquisition opportunities and for qualified employees. Accordingly, our interests and those of Mr. DeBoer could be different in connection with matters relating to our hotels or proposed acquisitions or developments that are competitive with hotels owned or being considered for acquisition or development by Mr. DeBoer and his affiliates.

Rolf E. Ruhfus. In June 1997, we acquired six hotels (the “Summerfield Hotels”) from affiliates of Rolf E. Ruhfus (the “Summerfield Group”). The Summerfield Group received common units of limited partnership interest in the Partnership (“Common Units”) in partial consideration for the acquisitions. Following the acquisition of the Summerfield Hotels, Mr. Ruhfus joined our board of trustees. Due to the potential adverse tax consequences to members of the Summerfield Group that may result from a sale of the Summerfield Hotels, conflicts of interest may exist between us and Mr. Ruhfus regarding transactions involving the Summerfield Hotels that could trigger adverse tax consequences to some or all of the Summerfield Group. Mr. Ruhfus and certain of his affiliates have in the past, and continue to be, involved in the development of hotels. An entity controlled by Mr. Ruhfus also owns the Sierra Suites brand, which is an upscale extended-stay hotel brand founded by Mr. Ruhfus. Affiliates of Mr. Ruhfus own and operate several Sierra Suites hotels and Summerfield Suites hotels. Hotels developed by Mr. Ruhfus, including Sierra Suites, may compete with our hotels for guests and companies with which Mr. Ruhfus is affiliated may compete with us for acquisition opportunities and for qualified employees. Accordingly, our interests and those of Mr. Ruhfus could be different in connection with matters relating to our hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by affiliates of Mr. Ruhfus.

PROPOSAL IV—RATIFICATION OF APPOINTMENTS OF INDEPENDENT AUDITOR

Retention of Auditor. PricewaterhouseCoopers LLP has served as independent auditors for the Company and its subsidiaries for the year ended December 31, 2005. The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor for the year ending December 31, 2006, if ratified by the shareholders, until and unless changed by action of the Audit Committee of the Board of Trustees. Although shareholder approval of the appointment is not required, the Company is asking the shareholders to ratify the appointment. If the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee based on all relevant facts and circumstances at the time. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement to shareholders if he desires to do so and will be available to respond to appropriate questions.

Audit Fees. The following chart sets forth the amounts billed to the Company by PricewaterhouseCoopers LLP with respect to services provided in 2005 and 2004:

	Amount
Type	2005	2004
Audit Fees	$490,678	$151,250
Audit-Related Fees	55,000	209,000
Tax Fees	—	—
All Other Fees	1,500	1,500

	$547,178	$361,750

The $55,000 in Audit-Related Fees for 2005 relates to review of a shelf registration statement and preparation of a related comfort letter. The $209,000 in Audit-Related Fees for 2004 relates to (a) the review of a prospectus supplement and the issuance of a related comfort letter and (b) the audit of the Company’s internal control over financial reporting. The $1,500 and $1,500 in Other Fees for 2005 and 2004, respectively, was for a software license fee. The Audit Committee’s current policy on approval of non-audit services by the independent auditor is to approve at the beginning of each year the scope and fees for any non-audit services for the year that have been identified, and to approve in advance the scope and fees for any additional non-audit services as the need for such services arise. For 2005 and 2004, all fees other than audit fees were pre-approved by the Audit Committee.

According to PricewaterhouseCoopers LLP, only full-time permanent employees of PricewaterhouseCoopers LLP worked on the Company’s audit in 2005.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

“HOUSEHOLDING” OF PROXY STATEMENTS AND ANNUAL REPORTS

The Company may deliver only one copy of this proxy statement and our 2005 Annual Report to multiple shareholders sharing the same address unless we have received contrary instructions from one or more of the households. This delivery method, known as “householding,” saves us printing and mailing costs. If you are a registered shareholder and did not receive an individual copy of this proxy statement or the 2005 Annual Report, and you would like separate copies, or if you would like to receive copies of our future proxy statements and annual reports, please contact our Investor Relations department in writing at 340 Royal Poinciana Way, Suite 306, Palm Beach, FL 33480, by telephone at (561) 835-1800, or through the Internet at www.innkeepersusa.com. If your shares are held through a broker and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

Also, if you own our shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent, Computershare Investor Services LLC, by telephone at (877) 360-5362 or in writing at Computershare Investor Services LLC, 2 North LaSalle Street, Chicago, IL 60602.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

The Company would like to encourage all shareholders holding their shares in the name of a broker to consent to receiving (through your broker) the Company’s future proxy materials and annual reports electronically by providing the appropriate information when you vote via the Internet. Electronic delivery could save the Company a significant portion of the costs associated with printing and mailing its annual meeting materials, and we hope that our shareholders find this service convenient and useful. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program.

By consenting to electronic delivery, you are stating to the Company that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet or do not expect to have access in the future, please do not consent to electronic delivery because the Company may rely on your consent and not deliver paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request, copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including financial statements and financial statement schedules. Please direct requests to Investor Relations, Innkeepers USA Trust, at 340 Royal Poinciana Way, Suite 306, Palm Beach, Florida 33480. The Company’s telephone number is (561) 835-1800. Copies of these materials will also be available on the Company’s website at www.innkeepersusa.com.

EXHIBIT A

INNKEEPERS USA TRUST

2006 TRUSTEES’ SHARE INCENTIVE PLAN

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan

ARTICLE I

DEFINITIONS

1.01.     Acquiring Person

Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner of securities representing at least thirty percent (30%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02.     Affiliate

Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan.

1.03.    Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.04.    Award Date

Award Date means the date of the first Board meeting after each annual meeting of the Company’s shareholders on and after the Effective Date and on or before the expiration of the Plan under Article XI.

1.05.    Board

Board means the Board of Trustees of the Company.

1.06.    Change of Control

Change of Control means that (i) a Person is or becomes an Acquiring Person; (ii) a Person enters into an agreement that would result in that Person’s becoming an Acquiring Person; (iii) the Company enters into any agreement with a Person that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iv) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange; or (v) the Continuing Trustees cease for any reason to constitute a majority of the Board.

1.07.    Code

Code means the Internal Revenue Code of 1986, as amended.

1.08.    Committee

Committee means the committee appointed by the Board to administer the Plan.

1.09.    Company

Company means Innkeepers USA Trust.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

1.10.    Continuing Trustee

Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to March 1, 1997 or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Trustees.

1.11.    Control Affiliate

Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990.

1.12.    Control Change Date

Control Change Date means the date on which a Change of Control occurs. If a Change of Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.13.    Disability

Disability means a complete physical or mental inability, confirmed by an independent licensed physician, to perform substantially all of the services required of a member of the Board.

1.14.    Effective Date

Effective Date means the date that the Plan is approved by the shareholders of the Company in accordance with Article X.

1.15.    Eligible Trustee

Eligible Trustee means a member of the Board who is not an employee or officer of the Company or an Affiliate.

1.16.    Fair Market Value

Fair Market Value means, on any given date, the closing price of a Share as reported on the New York Stock Exchange composite tape on such date, or if the Shares were not traded on the New York Stock Exchange on such day, then on the next preceding day that the Shares were traded on such exchange, all as reported by such source as the Committee may select.

1.17.    Participant

Participant means an Eligible Trustee on the applicable Award Date. For purposes of Section 5.01 of this Plan, Participant also means an Eligible Trustee who is granted a Share award upon his or her first election or appointment to the Board.

1.18.    Person

Person means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. For purposes of this Plan, the term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Committee determines that such an employee-benefit plan or such person or entity is a Person.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

1.19.    Plan

Plan means the Innkeepers USA Trust 2006 Trustees’ Share Incentive Plan.

1.20.    Related Entity

Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.21.    Shares

Shares means the common shares of the Company.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE II

PURPOSES

The Plan is intended to (i) assist the Company in recruiting and retaining trustees and (ii) promote a greater identity of interest between Participants and shareholders by enabling Participants to participate in the Company’s future success.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to award Shares upon such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan. All expenses of administering the Plan shall be borne by the Company.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE IV

SHARES SUBJECT TO PLAN

4.01.    Issuance of Shares

Upon the award of Shares in accordance with Article V, the Company may issue shares from its authorized but unissued Shares.

4.02.    Aggregate Limit

The maximum aggregate number of Shares that may be issued under this Plan is 200,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan and the number of Shares to be awarded to each Eligible Trustee under Article V shall be subject to adjustment as provided in Section 4.04. If on any Award Date or the date that Shares are to be issued under Section 5.01 the number of Shares that remain available for issuance under the Plan are insufficient to make all of the awards to be made on that date, then (i) awards first shall be made under Section 5.01, (ii) the number of shares awarded under Section 5.01 or 5.02, as applicable, shall be made pro rata among the Eligible Trustees entitled to receive awards on that date and (iii) no additional Shares shall be awarded thereafter.

4.03.    Reallocation of Shares

If a Share award is forfeited, in whole or in part, the number of Shares that are forfeited may be reallocated to other Share awards to be granted under this Plan.

4.04.    Adjustment Upon Change in Common Shares

The maximum number of Shares that may be awarded under this Plan and the number of Shares to be awarded to each Eligible Trustee under Article V shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made by the Board under this Section 4.04 shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the maximum number of Shares that may be issued under this Plan or the number of Shares to be awarded to Eligible Trustees under Article V.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE V

SHARE AWARDS

5.01.    Award Upon Initial Election or Appointment

Each Eligible Trustee who is first elected or appointed to the Board on or after the Effective Date and on or before the expiration of the Plan under Article IX shall be awarded Shares on the date that such person is first elected or appointed to the Board. The number of Shares awarded to such Eligible Trustee shall be the number of whole Shares having a Fair Market Value that as nearly as possible equals, but does not exceed $75,000, on the date such person is first elected or appointed to the Board.

Twenty percent (20%) of the Shares awarded under this Section 5.01 shall be immediately and fully vested and nonforfeitable. An additional twenty percent (20%) of the Shares awarded under this Section shall become vested and nonforfeitable on each of the first, second, third and fourth anniversaries of the date the Eligible Trustee was first elected or appointed to the Board if the Participant continues to serve as a member of the Board from that date until the applicable anniversary date. Notwithstanding the preceding sentence, all of the Shares shall be vested and nonforfeitable if the Participant continues to serve as a member of the Board from the date of his or her first election or appointment to the Board until (i) the date that the Participant’s service on the Board ends on account of the Participant’s death or Disability or (ii) a Control Change Date. In addition, if a Control Change Date occurs as a result of the circumstances described in clause (v) of Section 1.06, then the preceding sentence shall also apply, i.e., all of the Shares shall be vested and nonforfeitable, if the Participant was a Continuing Trustee who was a member of the Board on the day preceding the Control Change Date, whether or not he or she is a member of the Board on the Control Change Date.

Shares awarded under this Section 5.01 that have not become vested and nonforfeitable in accordance with the preceding paragraph shall be forfeited as of the date that the Participant ceases to be a member of the Board.

5.02.    Annual Share Awards

Each Eligible Trustee shall be awarded 3,000 Shares on the first Award Date. Each Eligible Trustee shall be awarded 1,500 Shares on each Award Date after the first Award Date. An Eligible Trustee who is first elected or appointed to the Board on an Award Date shall receive an award of Shares under this Section 5.02 on that Award Date.

Shares awarded under this Section 5.02 will be immediately vested and nonforfeitable.

5.03.    Transferability

Shares that are or that have become vested and nonforfeitable under Section 5.01 or 5.02 may be transferred subject to compliance with any restrictions imposed by federal and state securities and other laws. Shares awarded under Section 5.01 may not be transferred before they become vested and nonforfeitable under Section 5.01.

5.04.    Shareholder Rights

Upon the request of the Participant, the Company shall deliver to the Participant the certificate evidencing Shares awarded under this Article V that are or that have become vested and nonforfeitable. A Participant shall have all the rights of a shareholder with respect to Shares awarded under this Article V, including the right to vote the shares and to receive all dividends thereon. The preceding sentence shall apply to nonvested shares on and after the date that they are issued under Section 5.01 and prior to a forfeiture of the Shares.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE VI

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Shares shall be issued and no certificates for Shares shall be delivered under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Shares shall be issued and no certificate for Shares shall be delivered under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE VII

GENERAL PROVISIONS

7.01.     Unfunded Plan.

The Plan, insofar as it provides for awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Plan. Any liability of the Company to any person with respect to any award to be made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

7.02.    Rules of Construction.

Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE VIII

AMENDMENT

The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no amendment may become effective until shareholder approval is obtained if shareholder approval of the amendment is required under the rules of the New York Stock Exchange. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding awards of Shares granted under this Plan outstanding at the time such amendment is made.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE IX

DURATION OF PLAN

No Shares may be awarded under the Plan after the Award Date in 2015. Awards of Shares made during the term of the Plan shall remain in effect in accordance with its terms notwithstanding the expiration of the Plan.

Innkeepers USA Trust

2006 Trustees’ Share Incentive Plan—(Continued)

ARTICLE X

EFFECTIVE DATE OF PLAN

Shares may be issued under the Plan on and after the Effective Date. The Plan shall be effective on the date that the Plan is approved (at a duly held shareholders’ meeting at which a quorum is present) by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy.

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Trustees

This proxy is solicited by the Company’s Board of Trustees. If no specification is made, this proxy will be voted FOR the election of each of the nominees.

1. Class III - Term Expiring 2009

Nominee:

	For	Withhold

01 - Jeffrey H. Fisher	☐	☐

02 - Thomas J. Crocker	☐	☐

03 - Rolf E. Ruhfus	☐	☐

B Issues

The Board of Trustees recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Approve 2006 Non-Employee Trustees’ Share Incentive Plan.	☐	☐	☐	5. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before this meeting.
3. Approve deletion of Article XII of the Company’s Amended and Restated Declaration of Trust, which limits the Company’s indebtedness to 50% of investment in hotel properties, at cost.	☐	☐	☐

	For	Against	Abstain	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
4. Ratify Appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign your name exactly as it appears on share certificate.    Only one of several joint owners need sign.    Fiduciaries should give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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Proxy - Innkeepers USA Trust

340 Royal Poinciana Way, Suite 306, Palm Beach, Florida 33480

Annual Meeting of Shareholders - May 3, 2006

The undersigned hereby appoints Jeffrey H. Fisher and Mark A. Murphy, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Shares of the undersigned in Innkeepers USA Trust at the Annual Meeting of Shareholders to be held at the Colony Hotel, 155 Hammon Avenue, Palm Beach, FL 33480, at 9:00 a.m., local time, on Wednesday, May 3, 2006 and at any adjournments thereof, as specified on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)